         As filed pursuant to Rule 424(b)(5)

         Registration No. 333-209833

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 9, 2016)

ReWalk Robotics Ltd. 3,250,000 Units Each Consisting of One Ordinary Share and 0.75 of a Warrant to Purchase One Ordinary Share

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We are offering for sale 3,250,000 units, with each unit consisting of one of our ordinary shares and 0.75 of a warrant to purchase one of our ordinary shares pursuant to this prospectus supplement and the accompanying prospectus. Each unit will be sold at a price of $3.75 per unit.  The units will not be issued or certificated.  The ordinary shares and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

The 2,437,500 ordinary shares issuable from time to time upon exercise of the warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

The warrants will be exercisable during the period commencing from the date of original issuance and ending on November 1, 2021, the expiration date of the warrants, at an initial exercise price of $4.75 per ordinary share. See “Description of the Securities We Are Offering” for more information on the securities offered hereby.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and future filings.

Our ordinary shares trade on the NASDAQ Global Market under the symbol “RWLK.”  On October 25, 2016, the last sale price of the ordinary shares reported on the NASDAQ Global Market was $5.05 per share.  There is no established public trading market for the warrants and a public market may never develop.  In addition, we do not intend to apply for listing of the warrants on the NASDAQ Global Market, any other national securities exchange or any other nationally recognized trading system.

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Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus supplement or accompanying prospectus, or determined if this prospectus supplement or accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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	Per Unit	Total
Public offering price	$3.75	$12,187,500.00
Underwriting discounts and commissions(1)	$0.25	$809,375.00
Proceeds, before expenses, to us	$3.50	$11,378,125.00

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(1)  We have agreed to reimburse the underwriter for certain of its expenses. See “Underwriting” for a description of the compensation to be received by the underwriter.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being offered and issued in this offering.

We have granted the underwriter an option to purchase up to 487,500 additional units at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Delivery of the ordinary shares and warrants is expected to be made on or about November 1, 2016.

Oppenheimer & Co.
October 27, 2016

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. The document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by or on our behalf. We have not, and the underwriter has not, authorized anyone to provide you with different information. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law 1968 (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or the date of sale of any security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement or the accompanying prospectus to “the Company,” “we,” “us,” “ours” and “ReWalk” refer to ReWalk Robotics Ltd.

S-i

Prospectus Supplement Summary

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement. You should read this summary together with the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and our consolidated financial statements and the related notes, before making an investment decision. See the “Risk Factors” section of this prospectus supplement beginning on page S-7 for a discussion of the risks involved in investing in our securities.

Overview

We are an innovative medical device company that is designing, developing and commercializing exoskeletons that allow wheelchair-bound individuals with mobility impairments or other medical conditions the ability to stand and walk once again. We have developed and are continuing to commercialize ReWalk, an exoskeleton that uses our patented tilt-sensor technology and an on-board computer and motion sensors to drive motorized legs that power movement.

Current ReWalk designs are intended for people with paraplegia, a spinal cord injury resulting in complete or incomplete paralysis of the legs, who have the use of their upper bodies and arms. We currently offer two products: ReWalk Personal and ReWalk Rehabilitation. ReWalk Personal is designed for everyday use by paraplegic individuals at home and in their communities, and is custom-fitted for each user. ReWalk Rehabilitation is designed for use by paraplegia patients in the clinical rehabilitation environment, where it provides valuable exercise and therapy. It also enables individuals to evaluate their capacity for using ReWalk Personal in the future. In 2011, we launched ReWalk Rehabilitation for use in hospitals and rehabilitation centers in the United States, Europe and Asia. We began marketing ReWalk Personal in Europe with CE mark clearance at the end of 2012 and received U.S. Food and Drug Administration, or FDA, clearance to market it in the United States in June 2014. ReWalk is the first exoskeleton cleared by the FDA for personal use. In September 2013, we received clearance to sell ReWalk in Canada and, in January 2015, we received regulatory approval from the Therapeutic Goods Administration, or the TGA, to distribute ReWalk systems in Australia. In the future, we will need to obtain approval from the applicable regulatory agency of any additional jurisdiction in which we seek to market ReWalk. Since our ReWalk Personal device obtained FDA clearance in June 2014, we have continued to increase our focus on selling the device through third-party payors in the United States and Germany and through distributors in other parts of the world.

ReWalk is a breakthrough product that can fundamentally change the health and life experiences of users. ReWalk is currently the only commercialized exoskeleton using a tilt sensor to restore self-initiated walking. Designed for all-day use, ReWalk is battery-powered and consists of a light, wearable exoskeleton with integrated motors at the joints, an array of sensors and a computer-based control system to power knee and hip movement. ReWalk controls movement using subtle shifts in the user’s center of gravity. A forward tilt of the upper body is sensed by the system, which initiates the first step. Repeated body shifting generates a sequence of steps which allows for natural gait with functional walking speed. Because the exoskeleton supports its own weight and facilitates the user’s natural gait, users do not expend unnecessary energy while walking. While ReWalk does not allow side-to-side actuation, users are able to turn by shifting their weight to the side. ReWalk also allows users to sit, stand and, depending on local regulatory approvals, climb and descend stairs. ReWalk users are able to independently operate the devices, and most are able to put on and remove the devices by themselves. However, our safety guidelines and FDA specifications require users to be accompanied by a trained companion.

Published clinical studies demonstrate ReWalk’s ability to deliver a functional walking speed. In addition, our interim analysis of an ongoing clinical study and our experience working with healthcare practitioners and ReWalk users suggest that ReWalk has the potential to provide secondary health benefits. These benefits include reducing pain and spasticity, improving bowel and urinary tract functions, body and bone composition, metabolism and physical fitness, and reducing hospitalizations and dependence on medications, as well as emotional and psychosocial benefits. Because of these secondary medical benefits, we believe that ReWalk has the ability to reduce the lifetime healthcare costs of individuals with spinal cord injuries, making it economically attractive for individuals and third-party payors. We believe additional clinical studies currently underway and planned clinical studies will confirm these benefits. While we believe that ReWalk offers significant advantages over competing technologies and therapies, disadvantages include the time it takes for a user to put on ReWalk, the slower pace of ReWalk compared to a wheelchair, the weight of ReWalk when carried, which makes it more burdensome for a companion to transport than a wheelchair, and the requirement that users be accompanied by a trained companion.

As of September 30, 2016, based on preliminary unit information discussed below under “Preliminary Cash, Revenue and Unit Information,” we had placed 105 units in use at rehabilitation centers and 182 units in a home or community use.  Furthermore, 13 of the units placed during the three months ended September 30, 2016 and 41 of the units we placed during the nine months ended September 30, 2016 were paid for by insurance reimbursement.  In the near future, we expect growth in our sales and marketing expense will be driven by our continued investment in our reimbursement efforts, as we continue to pursue insurance claims on a case-by-case basis, manage claims through the review process and external appeals, and invest in efforts to expand coverage.  As of September 30, 2016, there were 149 pending insurance claims relating to coverage for our product, compared to 72 as of September 30, 2015.

Our commercialization strategy is to penetrate rehabilitation centers, hospitals and similar facilities that treat patients with spinal cord injuries to become an integral part of their rehabilitation programs and to develop a broad-based training network with these facilities to prepare users for home and community use. According to the National Spinal Cord Injury Statistical Center, 87% of persons with spinal cord injuries are sent to private, non-institutional residences (in most cases, their homes) after hospital discharge. As a result, while almost half of our sales to date have been for use in a rehabilitation setting, the primary focus of our commercialization efforts going forward will be marketing ReWalk Personal for routine use at home, work or in the community, and we expect sales of ReWalk Personal to account for the substantial majority of our revenues in the future.

We expect to generate revenues from a combination of third-party payors, self-payors and institutions. While a broad uniform policy of coverage and reimbursement by third-party payors currently does not exist for electronic exoskeleton technologies such as ReWalk, we are pursuing various paths of reimbursement and support fundraising efforts by institutions and clinics. In December 2015, the Veterans’ Administration, or the VA, issued a national policy for the evaluation, training and procurement of ReWalk Personal exoskeleton systems for all qualifying veterans across the United States. The VA policy is the first national coverage policy in the United States for qualifying individuals who have suffered spinal cord injuries. As of September 30, 2016, we had placed 11 units as part of this policy. With 24 VA spinal cord injury centers for evaluation and 12 for training, the VA has a large network of spinal cord injury care in the United States. The first comprehensive reimbursement coverage policy for ReWalk Personal provided by a commercial payer was issued in the first quarter of 2016. Additionally, to date, several private insurers in the United States have provided reimbursement for ReWalk in certain cases.

We are also committed to investing in a robust research and development program to enhance our current ReWalk products and to develop our pipeline of new and complementary products, and we believe that ongoing research and development efforts are essential to our success. Our research and development team includes engineers, machinists, researchers, marketing, quality, manufacturing, regulatory and clinical personnel, who work closely together to design, enhance and validate our technologies. This research and development team conceptualizes technologies and then builds and tests prototypes before refining and/or redesigning as necessary. Our regulatory and clinical personnel work in parallel with engineers and researchers, allowing us to anticipate and resolve potential issues at early stages in the development cycle. In addition, in the second quarter of 2016, we announced our collaboration with Harvard University’s Wyss Institute for Biologically Inspired Engineering. Our collaboration with Harvard centers on the research, design, development and commercialization of lightweight exoskeleton system technologies for lower limb disabilities, which are intended to treat stroke, multiple sclerosis, mobility limitations for the elderly and other medical applications. We and Harvard both engage in research efforts through various means, including clinical trials, and are required to report to one another our respective results and findings. We pay Harvard quarterly installment payments to help fund the research. As part of the collaboration, which involves pursuing clinical studies and regulatory approvals, Harvard has also licensed to us certain of its intellectual property relating to lightweight exoskeleton system technologies for lower limb disabilities. We are obligated to use commercially reasonable efforts to develop products under the license in accordance with an agreed-upon development plan and to introduce and market such products commercially and to make various royalty and milestone payments to Harvard.

Recent Developments

Preliminary Cash, Revenue and Unit Information

Our unaudited consolidated condensed financial statements for the three and nine months ended September 30, 2016 are not yet available. The financial and operational results we present below are therefore preliminary and subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the quarterly review of our unaudited consolidated condensed financial statements. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them. These preliminary results may differ materially from the actual results that will be reflected in our unaudited consolidated condensed financial statements for the three and nine months ended September 30, 2016 when they are completed and publicly disclosed.

We estimate that our revenues were approximately $1.4 million for the three months ended September 30, 2016 and approximately $4.3 million for the nine months ended September 30, 2016, as compared to revenues of $1.2 million for the three months ended September 30, 2015 and $2.4 million for the nine months ended September 30, 2015. This increase was primarily due to an increase to 23 and 80 units placed during the three and nine months ended September 30, 2016, respectively, as compared to 23 and 48 units placed during the three and nine months ended September 30, 2015, respectively.  Additionally, the estimated increase reflects positive reimbursement coverage decisions, conversions of rental units into purchases and incremental purchases by the Veterans Administration, or the VA, for use in an ongoing clinical study, resulting in a total of 22 units purchased for studies by the VA during the nine months ended September 30, 2016.

We estimate that our cash and cash equivalents were approximately $12.4 million as of September 30, 2016, compared to $25.1 million as of September 30, 2015 and $17.9 million as of December 31, 2015.

Class Action Lawsuit

On September 20, 2016, a putative class action on behalf of alleged shareholders that purchased or acquired our ordinary shares pursuant and/or traceable to the registration statement used in connection with our initial public offering was commenced in the Superior Court of the State of California, County of San Mateo (No. 16 Civ. 01454) against us, certain of our current and former directors and officers, and the underwriters of our initial public offering.  The complaint asserts claims against all defendants pursuant to Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, and control person claims against current and former directors and officers pursuant to Section 15 of the Securities Act.  On or about October 6, 2016, a substantially similar action alleging claims under Sections 11 and 15 of the Securities Act was filed against the same defendants in the same court by a different plaintiff (No. 16 Civ. 01753).  The complaints allege that our registration statement failed to disclose that we were unprepared or unable to comply with certain regulatory special controls and to provide the FDA with a post-market surveillance study on our ReWalk Personal, and that, as a result of such alleged omission, the plaintiffs suffered damages.  We have not yet responded to the complaints.  We believe that the allegations made in the complaints are without merit and intend to defend ourselves vigorously against the complaints.

Corporate Information

Our legal and commercial name is ReWalk Robotics Ltd. We are a company limited by shares organized under the laws of the State of Israel and were founded in 2001. In September 2014, we listed our shares on the NASDAQ Global Market. Our corporate headquarters are located at 3 Hatnufa St., Floor 6, Yokneam Ilit 2069203, Israel, and our telephone number is +972 (4) 959 0123. We also have offices in Marlborough, Massachusetts and Berlin, Germany. Our website address is http://rewalk.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein. We have included our website address in this prospectus supplement solely for informational purposes. Our agent for service of process in the United States is ReWalk Robotics Inc., located at 200 Donald Lynch Blvd., Marlborough, Massachusetts 01752, and its telephone number is (508) 251-1154.

ReWalk® is our registered trademark in Israel. Other trademarks and service marks appearing in this prospectus supplement are the property of their respective holders.

The Offering

Ordinary shares offered by us	3,250,000 ordinary shares (or 3,737,500 ordinary shares if the underwriter exercises in full its option to purchase additional units).

Warrants offered by us

Warrants to purchase up to 2,437,500 ordinary shares (or warrants to purchase up to 2,803,125 if the underwriter exercises in full its option to  purchase additional units). Each warrant entitles the holder thereof to purchase one ordinary share. The warrants will be exercisable during the period commencing from the date of original issuance and ending on November 1, 2021, the expiration date of the warrants, at an initial exercise price of $4.75 per ordinary share. This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the warrants. The exercise price of the warrants and the number of shares into which the warrants may be exercised are subject to adjustment in certain circumstances. See “Description of the Securities We Are Offering—Description of Our Warrants” on page S-44 of this prospectus supplement.

Ordinary shares to be outstanding after this offering	16,331,402 ordinary shares (or 16,818,902 if the underwriter exercises in full its option to purchase additional units).

Limitation on ownership of warrants

4.999% Ownership Limitation: Any exercise notice with respect to the warrants delivered by a holder will be deemed not to have been so delivered by such holder to the extent, but only to the extent, that delivery of our ordinary shares or any other security otherwise deliverable upon such exercise would result in such holder (together with such holder’s affiliates, as such term is defined in “Description of the Securities We Are Offering—Description of Our Warrants,” and any other persons acting as a group together with such holder or any of such holder’s affiliates) beneficially owning more than 4.999% of our ordinary shares or any other class of equity securities (other than an exempted security) registered pursuant to Section 12 of the Exchange Act. We refer to each such class as a “class of Section 12 equity securities.” Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. We refer to this ownership restriction as the “4.999% Ownership Limitation.”

By written notice to us, any holder may from time to time increase or decrease the 4.999% Ownership Limitation to any other ownership percentage not in excess of 9.999%, provided that such increase will not be effective until the 61st day after such notice is delivered to us.

Use of proceeds

Assuming none of the warrants issued in this offering are exercised, we expect the net proceeds from this offering will be approximately $11,068,125 (or approximately $12,804,843.75 if the underwriter exercises in full its option to purchase additional units) after deducting underwriting discounts and commissions, as described in “Underwriting,” and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including supporting our ongoing sales, marketing and reimbursement efforts to grow our business and funding research and development activities focused on product development. See “Use of Proceeds” on page S-38.

NASDAQ Global Market symbol	“RWLK”. There is no established public trading market for the warrants offered hereby, and one may never develop. We do not intend to apply for listing of the warrants on the NASDAQ Global Market, any other national securities exchange or any other nationally recognized trading system.

Transfer agent	American Stock Transfer & Trust Company, LLC.

Risk factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

Unless otherwise stated in this prospectus supplement, the total number of ordinary shares outstanding as of the date of this prospectus supplement and after this offering is based on 13,081,402 shares outstanding as of September 30, 2016 and excludes:

•	2,639,618 ordinary shares reserved for issuance under our equity incentive plans, of which there were (i) outstanding options to purchase 2,030,120 ordinary shares at a weighted average exercise price of $7.18 per share, (ii) 235,299 shares underlying unvested restricted stock units and (iii) 377,653 shares available for future grant;

•	403,804 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $10.08 per share, which were granted on July 14, 2014 as part of our series E investment round and are currently exercisable until four years from the date of grant; and

•	119,295 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares at an exercise price of $9.64 per share, which were granted on December 31, 2015 to Kreos Capital V (Expert) Fund Limited, or Kreos, in connection with a loan made by Kreos to us and are currently exercisable (in whole or in part) until the earlier of (i) December 30, 2025 or (ii) immediately prior to the consummation of a merger, consolidation, or reorganization of us with or into, or the sale or license of all or substantially all the assets or shares of us to, any other entity or person, other than a wholly-owned subsidiary of us, excluding any transaction in which our shareholders prior to the transaction will hold more than 50% of the voting and economic rights of the surviving entity after the transaction. None of these warrants had been exercised as of September 30, 2016.

Except as otherwise noted, all information in this prospectus supplement reflects and assumes (i) no exercise of the underwriter’s option to purchase units from us, and (ii) no exercise of options issued under our equity incentive plans, warrants described above or the warrants offered hereby.

Risk Factors

An investment in our securities involves a high degree of risk. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of the securities we are offering in this prospectus supplement may decline and you may lose all or part of your investment. Before investing in our securities, you should consider carefully the risk factors set forth in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering, along with the risk factors described in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, as updated by other filings we make with the SEC, each as incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to Our Business and Our Industry

We rely on sales of our ReWalk systems and related service contracts and extended warranties for our revenue, and we may not be able to achieve or maintain market acceptance or to generate sufficient revenues from such contracts.

We currently rely, and in the future will rely, on sales of our ReWalk systems and related service contracts and extended warranties for our revenue. We have sold only a limited number of ReWalk systems, and market acceptance and adoption depend on educating people with limited upright mobility and health care providers as to the distinct features, ease-of-use, positive lifestyle impact and other benefits of ReWalk compared to alternative technologies and treatments. ReWalk may not be perceived to have sufficient potential benefits compared with these alternatives. Users may also choose other therapies due to disadvantages of ReWalk, including the time it takes for a user to put on ReWalk, the slower pace of ReWalk compared to a wheelchair, the weight of ReWalk when carried, which makes it more burdensome for a companion to transport than a wheelchair, and the requirement that users be accompanied by a trained companion. Also, we believe that healthcare providers tend to be slow to change their medical treatment practices because of perceived liability risks arising from the use of new products and the uncertainty of third-party reimbursement. Accordingly, healthcare providers may not recommend ReWalk until there is sufficient evidence to convince them to alter the treatment methods they typically recommend, such as prominent healthcare providers or other key opinion leaders in the spinal cord injury community recommending ReWalk as effective in providing identifiable immediate and long-term health benefits.

In addition, while several private insurers in the United States have provided reimbursement for ReWalk in certain cases to date, health insurance companies and other third-party payors in the future may not deliver adequate coverage or reimbursement for our products. The VA may also cancel or materially curtail its current policy of providing coverage in the United States for qualifying individuals who have suffered spinal cord injury, or we may not place enough units through the VA to make our sales profitable under the VA policy. We may be unable to sell ReWalk systems on a profitable basis if third-party payors deny coverage, limit reimbursement or reduce their levels of payment, or if our costs of production increase faster than increases in reimbursement levels. In addition, we may not obtain coverage and reimbursement approvals in a timely manner. Our failure to receive such approvals would negatively impact market acceptance of ReWalk.

Achieving and maintaining market acceptance of ReWalk could be negatively impacted by many other factors, including, but not limited to:

•	lack of sufficient evidence supporting the benefits of ReWalk over competitive products or other available treatment, or lifestyle management, methodologies;

•	results of clinical studies relating to ReWalk or similar products;

•	claims that ReWalk, or any component thereof, infringes on patent or other intellectual property rights of third-parties;

•	perceived risks associated with the use of ReWalk or similar products or technologies;

•	the introduction of new competitive products or greater acceptance of competitive products;

•	adverse regulatory or legal actions relating to ReWalk or similar products or technologies; and

•	problems arising from the outsourcing of our manufacturing capabilities, or our existing manufacturing and supply relationships.

Any factors that negatively impact sales of ReWalk would adversely affect our business, financial condition and operating results.

The market for medical exoskeletons is new and unproven, and important assumptions about the potential market for our products may be inaccurate.

The market for medical exoskeletons is new and unproven. Accordingly, it is difficult to predict the future size and rate of growth of the market. We cannot be certain whether the market will continue to develop or if medical exoskeletons will achieve and sustain a level of market acceptance and demand sufficient for us to continue to generate revenue and achieve profitability.

We obtained FDA clearance for our ReWalk Personal device in June 2014. This clearance permits us to market the device for use by individuals with spinal cord injury at levels T7 to L5 and for use by individuals in rehabilitation institutions with spinal cord injury at levels T4 to L5. The FDA’s clearance requires users of the device to meet the following criteria: healthy hands and shoulders that can support crutches, healthy bone density, no skeletal fractures, in good general health, ability to stand with a stander device, weight of less than 220 pounds/100 kilograms and height between 5 feet 3 inches and 6 feet 2 inches/1.60 meters and 1.88 meters. Additionally, the FDA clearance contraindicates psychiatric or cognitive conditions that could interfere with a user’s proper operation of the device and various other clinical conditions, including pregnancy, severe concurrent medical diseases, a history of severe neurological injuries other than spinal cord injury, impaired joint mobility, unhealed limbs or pelvic fractures or unstable spine, severe spasticity and significant and chronic loss of joint mobility due to structural changes in non-bony tissue. Future products for those with paraplegia, quadriplegia or other mobility impairments or spinal cord injuries may have the same or other restrictions.

Our business strategy is based, in part, on our estimates of the number of mobility impaired individuals and the incurrence of spinal cord injuries in our target markets and the percentage of those groups that would be able to use our current and future products. Limited sources exist to obtain reliable market data with respect to the number of mobility-impaired individuals and the incurrence of spinal cord injuries in our target markets. In addition, there are no third-party reports or studies regarding what percentage of those with limited mobility or spinal cord injuries would be able to use exoskeletons, in general, or our current or planned future products, in particular. Our assumptions may be inaccurate and may change.

The National Spinal Cord Injury Statistical Center estimates as of 2016 that there were 282,000 people in the United States living with spinal cord injury, or SCI, and that the annual incidence of SCI cases is approximately 17,000 new cases per year. Based on information from a 2013 report by the National Spinal Cord Injury Statistical Center, 41.1% of the total U.S. population of SCI patients suffered injuries between levels T4 and L5. Three published ReWalk trials with respect to such eligible SCI patients had an aggregate screening acceptance rate of 79% considering all current FDA limitations, resulting in an estimated 33% of the total population of SCI patents being candidates for current ReWalk products. For more information on our expectations regarding adapting ReWalk to address the mobility needs of patients with mobility impairments other than paraplegia, see “—Our future growth and operating results will depend on our ability to develop and commercialize new products and penetrate new markets” below.

We cannot assure you that our estimate regarding our current products is accurate or that our estimate regarding future products will remain the same. FDA clearance for such products, if received at all, may contain different limitations from the ones the FDA has placed on the devices we currently market for paraplegia patients. If our estimates of our current or future addressable market are incorrect, our business may not develop as we expect and the price of our securities may suffer.

We may fail to secure or maintain adequate insurance coverage or reimbursement for ReWalk by third-party payors, including the Veterans’ Administration, which risk may be heightened if insurers find ReWalk to be investigational or experimental. Additionally, such coverage or reimbursement, even if maintained, may not produce revenues that are high enough to allow us to sell our products profitability.

We expect that in the future a significant source of payment for ReWalk systems will be private insurance plans and managed care programs, government programs such as the VA, Medicare and Medicaid, worker’s compensation and other third-party payors. In December 2015, the VA issued a national reimbursement policy for the ReWalk system, which entails the evaluation, training and procurement of ReWalk Personal exoskeleton systems for all qualifying veterans across the United States. However, no broad uniform policy of coverage and reimbursement for electronic exoskeleton medical technology exists among third-party payors in the United States or elsewhere, although reimbursement may be achieved on a case-by-case basis. To date, payments for our products have been made primarily through case-by-case determinations by third-party payors (including several private insurers in the United States), by self-payors and, to a lesser extent, through the use of funds from insurance and/or accident settlements.

Generally, private insurance companies do not cover or provide reimbursement for any medical exoskeleton products for personal use, including ReWalk, and may ultimately provide no coverage at all. There is limited clinical data related to ReWalk, and third-party payors may consider use of ReWalk to be experimental and therefore refuse to cover it. For example, Aetna has determined that certain lower-limb prostheses, including ReWalk, are experimental and investigational because there is inadequate evidence of their effectiveness. Additionally, the majority of independent medical review decisions made following the denial of ReWalk coverage have determined that ReWalk is experimental and/or investigational, citing a lack of clinical data.

Many private third-party payors use coverage decisions and payment amounts determined by the Center for Medicare and Medicaid Services, or the CMS, which administers the Medicare program, as guidelines in setting their coverage and reimbursement policies. In the future, we will pursue economic benefit clinical studies for CMS, which we expect to demonstrate the secondary medical benefits and long-term cost savings potential of ReWalk. While we believe that a positive response from CMS in respect of such studies will broaden coverage by private insurers, we expect that it could take three to five years to receive a decision from CMS. Even with a positive decision from CMS regarding ReWalk Personal, future action by CMS or other government agencies may diminish possible payments to physicians, outpatient centers and/or hospitals that purchase ReWalk Rehabilitation, and possible payments to individuals who purchase ReWalk Personal. Additionally, a decision by CMS to provide reimbursement could influence other payors, including private insurers. If CMS declines to provide for reimbursements of ReWalk or if its reimbursement price is lower than that of other payors, ReWalk may not be reimbursed at a cost-effective level or at all. Those private third-party payors that do not follow the Medicare guidelines may adopt different coverage and reimbursement policies for purchase of ReWalk, or use of ReWalk Rehabilitation at a hospital or rehabilitation center. In addition, we expect that the purchase of ReWalk Rehabilitation systems will require the approval of senior management at hospitals or rehabilitation facilities, inclusion in the hospitals’ or rehabilitation facilities’ budget process for capital expenditures, and in the case of ReWalk Personal, fundraising and financial planning or assistance.

Third-party payors are developing increasingly sophisticated methods of controlling healthcare costs. These cost control methods include prospective payment systems, capitated rates, benefit redesigns and an exploration of other cost-effective methods of delivering healthcare. These cost control methods potentially limit the amount that healthcare providers may be willing to pay for electronic exoskeleton medical technology, if they provide coverage at all. We may be unable to sell ReWalk systems on a profitable basis if third-party payors deny coverage or provide insufficient levels of reimbursement.

We have a limited operating history upon which you can evaluate our business plan and prospects.

Although we were incorporated in 2001, we did not begin selling ReWalk Rehabilitation until 2011, and we did not begin selling ReWalk Personal in Europe until 2012. We began selling ReWalk Personal in the United States in the third quarter of 2014, as we received FDA clearance to do so in June 2014. Therefore, we have limited operating history upon which you can evaluate our business plan and prospects. Our business plan and prospects must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business. The risks include, but are not limited to, that:

•	a market will not develop for our products;

•	we will not be able to develop scalable products and services, or that, although scalable, our products and services will not be economical to market;

•	we will not be able to establish brand recognition and competitive advantages for our products;

•	we will not receive necessary regulatory clearances or approvals for our products; and

•	our competitors market an equivalent or superior product or hold proprietary rights that preclude us from marketing our products.

There are no assurances that we can successfully address these challenges. If we are unsuccessful, our business, financial condition and operating results could be materially and adversely affected.

If we are unable to leverage and expand our sales, marketing and training infrastructure, we may fail to increase our sales.

A key element of our long-term business strategy is the continued expansion of our sales and marketing infrastructure, through the hiring, training, retaining and motivating of skilled sales and marketing representatives with industry experience and knowledge. In order to continue growing our business efficiently, we must coordinate the expansion of this infrastructure with the timing of regulatory approvals, decisions regarding reimbursements, and other factors in various geographies. Managing and maintaining our sales and marketing infrastructure is expensive and time consuming, and an inability to leverage such an organization effectively, or in coordination with regulatory or other developments, could inhibit potential sales and the penetration and adoption of ReWalk into both existing and new markets.

We expect to face significant challenges as we manage and continue to grow our sales and marketing infrastructure and work to retain the individuals who make up those networks. Recently hired sales representatives require training and take time to achieve full productivity. If we fail to train recent hires adequately, or if we experience high turnover in our sales force in the future, we cannot be certain that new hires will become as productive as may be necessary to maintain or increase our sales. In addition, if we are not able to retain and continue to recruit our network of internal trainers, we may not be able to successfully train customers on the use of ReWalk, which could inhibit new sales and harm our reputation. If we are unable to expand our sales, marketing and training capabilities, we may not be able to effectively commercialize ReWalk, or enhance the strength of our brand, which could have a material adverse effect on our operating results.

The health benefits of ReWalk have not been substantiated by long-term clinical data, which could limit sales.

Although our interim analysis of an ongoing study demonstrates improvements in secondary physical conditions such as a reduction in pain and spasticity, improved bowel and urinary tract functions and emotional and psychosocial benefits, among others mentioned in “Prospectus Supplement Summary—Overview” above, the health benefits of our current ReWalk products have not been substantiated by long-term clinical data. As a result, potential customers and healthcare providers may be slower to adopt or recommend ReWalk and third-party payors may not be willing to provide coverage or reimbursement for our products. In addition, future studies or clinical experience may indicate that treatment with our current or future ReWalk products is not superior to treatment with alternative products or therapies. Such results could slow the adoption of our products and significantly reduce our sales.

We depend on a single third party to manufacture ReWalk and a limited number of third-party suppliers for certain components of ReWalk.

We have contracted with Sanmina Corporation, a well-established contract manufacturer with expertise in the medical device industry, for the manufacture of all of our products and the sourcing of all of our components and raw materials. Pursuant to this contract, Sanmina manufactures ReWalk, pursuant to our specifications, at its facility in Ma’alot, Israel. We may terminate our relationship with Sanmina at any time upon written notice. In addition, either we or Sanmina may terminate the relationship in the event of a material breach, subject to a 30-day cure period. For our business strategy to be successful, Sanmina must be able to manufacture our products in sufficient quantities, in compliance with regulatory requirements and quality control standards, in accordance with agreed upon specifications, at acceptable costs and on a timely basis. Increases in our product sales, whether forecasted or unanticipated, could strain the ability of Sanmina to manufacture an increasingly large supply of our current or future products in a manner that meets these various requirements. In addition, although we are not restricted from engaging an alternative manufacturer, and have the capabilities to manufacture ReWalk in-house, the process of moving our manufacturing activities would be time consuming and costly, and may limit our ability to meet our sales commitments, which could harm our reputation and could have a material adverse effect on our business.

We also rely on third-party suppliers, which contract directly with Sanmina, to supply certain components of ReWalk. Sanmina does not have long-term supply agreements with most of its suppliers and, in many cases, makes purchases on a purchase order basis. Sanmina’s ability to secure adequate quantities of such products may be limited. Suppliers may encounter problems that limit their ability to manufacture components for our products, including financial difficulties or damage to their manufacturing equipment or facilities. If Sanmina fails to obtain sufficient quantities of high quality components to meet demand on a timely basis, we could lose customer orders, our reputation may be harmed and our business could suffer.

Sanmina generally uses a small number of suppliers for ReWalk. Depending on a limited number of suppliers exposes us to risks, including limited control over pricing, availability, quality and delivery schedules. If any one or more of our suppliers ceases to provide sufficient quantities of components in a timely manner or on acceptable terms, Sanmina would have to seek alternative sources of supply. It may be difficult to engage additional or replacement suppliers in a timely manner. Failure of these suppliers to deliver products at the level our business requires would limit our ability to meet our sales commitments, which could harm our reputation and could have a material adverse effect on our business. Sanmina also may have difficulty obtaining similar components from other suppliers that are acceptable to the FDA or other regulatory agencies, and the failure of Sanmina’s suppliers to comply with strictly enforced regulatory requirements could expose us to regulatory action including warning letters, product recalls, termination of distribution, product seizures or civil penalties. It could also require Sanmina to cease using the components, seek alternative components or technologies and we could be forced to modify our products to incorporate alternative components or technologies, which could result in a requirement to seek additional regulatory approvals. Any disruption of this nature or increased expenses could harm our commercialization efforts and adversely affect our operating results.

We also rely on a limited number of suppliers for the batteries used by ReWalk and do not maintain any long-term supply agreement with respect to batteries. If we or our third-party distributors fail to obtain sufficient quantities of batteries in a timely manner, our reputation may be harmed and our business could suffer.

We may not have sufficient funds to meet our future capital requirements, which could impair our efforts to develop and commercialize existing and new products. Future equity financings or borrowings intended to raise sufficient funds may also lead to dilution to our shareholders or place us under restrictive covenants limiting our ability to operate.

We believe that we have sufficient cash resources to meet our anticipated cash requirements for the next 12 months. We expect to fund future capital requirements from our existing cash and cash flow generated from operations, borrowings under our loan agreement with Kreos Capital V (Expert) Fund Limited, or the Loan Agreement, the proceeds from the issuance and sale of our ordinary shares under our ongoing “at-the-market” offering program, and the proceeds of this offering and other future issuances of equity or debt securities, such as in public offerings or private placements. As discussed below, we are party to the Loan Agreement with Kreos providing us a line of credit in the amount of $20.0 million. As of September 30, 2016, we had drawn down $12.0 million under the Loan Agreement, and we may draw down an additional $8.0 million in separate tranches until December 31, 2016 if, before that date, we raise $10.0 million or more in connection with the issuance of shares of our capital stock (including debt convertible into shares of our capital stock). Additionally, pursuant to our ongoing “at-the-market” offering program, we may offer and sell from time to time ordinary shares with an aggregate offering price of up to $25 million pursuant to an equity distribution agreement with Piper Jaffray & Co. dated May 10, 2016. As of September 30, 2016, we had sold 692,062 ordinary shares under this program for net proceeds of $4.1 million, after deducting commissions, fees and expenses. We intend to continue using this program opportunistically to raise additional funds upon expiration of the 90-day period following this offering during which time we would be unable to use the program without consent from Oppenheimer & Co. Inc.

We may need to seek additional sources of financing if we require more funds than anticipated during the next 12 months or in later periods, or if we cannot raise sufficient funds from equity issuances, under the Loan Agreement or from this offering. Depending on the circumstances, this could potentially require us to borrow additional funds, sell or license our assets or sell additional equity securities in private placements or public offerings to pursue strategic transactions, such as the sale of our business or all or substantially all of our assets. Moreover, even if we believe we have sufficient funds for our current or future operating plans, we may choose to raise additional capital due to market conditions or strategic considerations. Any sale of additional equity may result in dilution to our shareholders and agreements governing any borrowing arrangement may also contain covenants that could restrict our operations.

If we are unable to obtain additional funds on reasonable terms, or at all, we may be required to reduce the scope of, or delay or eliminate, some or all of our current and planned commercialization, research and development activities, sales and training infrastructure or staff. We also may have to reduce marketing, customer service or other resources devoted to our business. Any of these actions could materially harm our business and results of operations.

Our future growth and operating results will depend on our ability to develop and commercialize new products and penetrate new markets.

We are currently engaged in research and development efforts to address the needs of patients with mobility impairments besides paraplegia, such as stroke and multiple sclerosis, and, in the future, we plan to address these needs in elderly assistance, cerebral palsy and quadriplegia patients. In addition to other research and development projects, we collaborate with Harvard University’s Wyss Institute for Biologically Inspired Engineering to design, research and develop lightweight exoskeleton system technologies for lower limb disabilities intended to treat stroke, multiple sclerosis, mobility limitations for the elderly and other medical applications. As part of the collaboration, Harvard has also licensed to us certain of its intellectual property relating to lightweight exoskeleton system technologies for lower limb disabilities. We are obligated to use commercially reasonable efforts to develop products under the license in accordance with an agreed-upon development plan and to introduce and market such products commercially. For more information, see “Prospectus Supplement Summary—Overview” above.

We expect that a portion of our revenues will be derived, in the next few years, from new products we create for use by individuals suffering from a stroke or multiple sclerosis, and, in later years, from other new products of ours aimed at addressing other medical indications which affect the ability to walk, including elderly assistance, cerebral palsy and quadriplegia. As such, our future results will depend on our ability to successfully develop and commercialize such new products. We cannot ensure you that we will be able to introduce new products, products currently under development and products contemplated for future development for additional indications in a timely manner, or at all. Harvard may also terminate its license agreement with us if we fail to obtain the requisite insurance, become insolvent or do not meet certain developmental milestones with respect to the products we develop using the patents licensed to us. Any such termination of this aspect of the collaboration with Harvard could impair our research and development efforts into lightweight exoskeleton system technologies for lower limb disabilities. In addition, we may not be able to clinically demonstrate the medical benefits of our products for new indications, and we do not yet have any clinical data demonstrating the benefits of our products for indications other than paraplegia. We may also be unable to gain necessary regulatory approvals to enable us to market new products for additional indications or the regulatory process may be more costly and time consuming than expected.

Even if we are successful in the design and development of new products, our growth and results of operations will depend on our ability to penetrate new markets and gain acceptance by non-spinal cord injury markets such as the stroke and multiple sclerosis communities, and, in the longer term, elderly assist and cerebral palsy patients or individuals with quadriplegia. We may not be able to gain such market acceptance in these communities in a timely manner, or at all.

While our new products currently under development will share some aspects of the core technology platform in our current products, their design features and components may differ from our current products. Accordingly, these products will also be subject to the risks described above under “—We currently rely, and in the future will rely, on sales of our ReWalk systems and related service contracts and extended warranties for our revenue, and we may not be able to achieve or maintain market acceptance.” To the extent we are unable to successfully develop and commercialize products to address indications other than paraplegia, we will not meet our projected results of operations and future growth.

We operate in a competitive industry that is subject to rapid technological change, and we expect competition to increase.

There are several other companies developing technology and devices that compete with ReWalk. Our principal competitors in the medical exoskeleton market consist of Ekso Bionics, Parker Hannifin, Rex Bionics, Cyberdyne, and others. These companies have products currently available for institutional use and in some cases personal use. We expect some of such products to become available for personal use in the next few years. In addition, we compete with alternative devices and alternative therapies, including treadmill-based gait therapies, such as those offered by Hocoma, AlterG, Aretech and Reha Technology. These or other medical device or robotics companies, academic and research institutions, or others, may develop new technologies or therapies that provide a superior walking experience, are more effective in treating the secondary medical conditions that we target or are less expensive than ReWalk or future products. Our technologies and products could be rendered obsolete by such developments. We may also compete with other treatments and technologies that address the secondary medical conditions that ReWalk seeks to mitigate.

Our competitors may respond more quickly to new or emerging technologies, undertake more extensive marketing campaigns, have greater financial, marketing and other resources than we do or may be more successful in attracting potential customers, employees and strategic partners. In addition, potential customers, such as hospitals and rehabilitation centers, could have long-standing or contractual relationships with competitors or other medical device companies. Potential customers may be reluctant to adopt ReWalk, particularly if it competes with or has the potential to compete with or diminish the need/utilization of products or treatments supported through these existing relationships. If we are not able to compete effectively, our business and results of operations will be negatively impacted.

In addition, because we operate in a new market, the actions of our competitors could adversely affect our business. Adverse events such as product defects or legal claims with respect to competing or similar products could cause reputational harm to the exoskeleton market on the whole. Further, adverse regulatory findings or reimbursement-related decisions with respect to other exoskeleton products could negatively impact the entire market and, accordingly, our business.

We have incurred net losses since our inception.

We have experienced operating losses since our inception in 2001. We expect that we will continue to incur losses for at least the next two years as we continue to commercialize our ReWalk systems, expand our sales and marketing capabilities, continue our ongoing research and development and continue to develop the corporate infrastructure necessary to market and sell our products. Additionally, as we became subject to the Exchange Act’s domestic reporting regime following the loss of our foreign private issuer status as of January 1, 2016, we may face significantly higher regulatory, compliance and financial costs than those we incurred as a foreign private issuer due to the increased reporting requirements applicable to domestic issuers, and our general and administrative expenses could increase. Our ability to achieve profitability and positive cash flow is subject to the risks described in this section. If we are unable to become profitable with positive cash flow, the value of your investment may be adversely affected.

In the event that we default under the Loan Agreement with Kreos, Kreos could foreclose on its lien and take possession over all of our assets.

On December 30, 2015, we entered into the Loan Agreement with Kreos Capital V (Expert Fund) Limited, pursuant to which Kreos extended a line of credit to us in the amount of $20.0 million. On January 4, 2016, we drew down $12.0 million and, in the event that prior to December 31, 2016 we raise $10.0 million or more in connection with the issuance of shares of our capital stock (including debt convertible into shares of our capital stock), we will be able to draw down up to an additional $8.0 million in separate tranches until December 31, 2016, with a minimum required drawdown of $2.0 million each. Pursuant to the Loan Agreement, we granted Kreos a first priority security interest over all of our assets, including intellectual property and equity interests in our subsidiaries, subject to certain permitted security interests. For more information, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” of our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and Part I. Item 1.  “Financial Information—Financial Statements (unaudited)—Notes to Condensed Consolidated Financial Statements” of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, each incorporated by reference in this prospectus supplement and the accompanying prospectus.

In the event that we are unable to make the interest payments when due under the Loan Agreement or to pay the outstanding principal amount following the termination of the Loan Agreement, Kreos could take actions under the Loan Agreement and seek to take possession of or sell our assets to satisfy our obligations thereunder. Any of these actions would have an immediate material adverse effect on our business, operating results and financial condition.

We utilize independent distributors who are free to market products that compete with ReWalk.

While we expect that the percentage of our sales generated from independent distributors will decrease over time as we continue to increase our direct sales efforts in the United States in response to the receipt of FDA clearance for ReWalk Personal, we believe that a meaningful percentage of our sales will continue to be generated by independent distributors in the future. None of our independent distributors has been required to sell our products exclusively. Our distributor agreements generally have one year initial terms and automatic renewals for an additional year. If any of our key independent distributors were to cease to distribute our products, our sales could be adversely affected. In such a situation, we may need to seek alternative independent distributors or increase our reliance on our other independent distributors or our direct sales representatives, which may not prevent our sales from being adversely affected. Additionally, to the extent that we enter into additional arrangements with independent distributors to perform sales, marketing, or distribution services, the terms of the arrangements could cause our product margins to be lower than if we directly marketed and sold our products.

We are dependent on a single facility for the manufacturing and assembly of our products.

All manufacturing and assembly of our products is conducted at a single facility of our contract manufacturer, Sanmina, located in Ma’alot, Israel. Accordingly, we are highly dependent on the uninterrupted and efficient operation of this facility. If operations at this facility were to be disrupted as a result of equipment failures, earthquakes and other natural disasters, fires, accidents, work stoppages, power outages, acts of war or terrorism or other reasons, our business, financial condition and results of operations could be materially adversely affected. In particular, this facility is located in the north of Israel within range of rockets that have from time to time been fired into the country during armed conflicts with Hezbollah in Lebanon. Although our manufacturing and assembly operations could be transferred elsewhere, either in-house or to an alternative Sanmina facility, the process of relocating these operations would cause delays in production. Lost sales or increased costs that we may experience during the disruption, or a forced relocation, of operations may not be recoverable under our insurance policies, and longer-term business disruptions could result in a loss of customers. If this were to occur, our business, financial condition and operations could be materially negatively impacted.

We may receive a significant number of warranty claims or our ReWalk system may require significant amounts of service after sale.

Sales of ReWalk generally include a two-year warranty for parts and services, other than for normal wear and tear. We also provide customers with the option to purchase an extended warranty for up to an additional three years. If product returns or warranty claims are significant or exceed our expectations, we could incur unanticipated expenditures for parts and services, which could have a material adverse effect on our operating results.

Defects in our products or the software that drives them could adversely affect the results of our operations.

The design, manufacture and marketing of ReWalk involve certain inherent risks. Manufacturing or design defects, unanticipated use of ReWalk, or inadequate disclosure of risks relating to the use of ReWalk can lead to injury or other adverse events. In addition, because the manufacturing of our products is outsourced to Sanmina, our original equipment manufacturer, we may not be aware of manufacturing defects that could occur. Such adverse events could lead to recalls or safety alerts relating to ReWalk (either voluntary or required by the FDA or similar governmental authorities in other countries), and could result, in certain cases, in the removal of ReWalk from the market. A recall could result in significant costs. To the extent any manufacturing defect occurs, our agreement with Sanmina contains a limitation on Sanmina’s liability, and therefore we could be required to incur the majority of related costs. Product defects or recalls could also result in negative publicity, damage to our reputation or, in some circumstances, delays in new product approvals.

When a human exoskeleton is used by a paralyzed individual to walk, the individual relies completely on the exoskeleton to hold him or her upright. In addition, ReWalk incorporates sophisticated computer software. Complex software frequently contains errors, especially when first introduced. Our software may experience errors or performance problems in the future. If any part of ReWalk’s hardware or software were to fail, the user could experience death or serious injury. Additionally, users may not use ReWalk in accordance with safety protocols and training, which could enhance the risk of death or injury. Any such occurrence could cause delay in market acceptance of ReWalk, damage to our reputation, additional regulatory filings, product recalls, increased service and warranty costs, product liability claims and loss of revenue relating to such hardware or software defects.

The medical device industry has historically been subject to extensive litigation over product liability claims. We have been, and anticipate that as part of our ordinary course of business we may be, subject to product liability claims alleging defects in the design, manufacture or labeling of our products. A product liability claim, regardless of its merit or eventual outcome, could result in significant legal defense costs and high punitive damage payments. Although we maintain product liability insurance, the coverage is subject to deductibles and limitations, and may not be adequate to cover future claims. Additionally, we may be unable to maintain our existing product liability insurance in the future at satisfactory rates or adequate amounts.

We may not be able to enhance our product offerings through our research and development efforts.

In order to increase our sales and our market share in the exoskeleton market, we must enhance and broaden our research and development efforts and product offerings in response to the evolving demands of people with paraplegia or paralysis and healthcare providers, as well as competitive technologies. We are also currently involved in research and development efforts directed to the needs of patients with other mobility impairments, such as stroke and multiple sclerosis. In future, we plan to address these needs in elderly assistance, cerebral palsy and quadriplegia patients. We may not be successful in developing, obtaining regulatory approval for, or marketing our currently proposed products and products proposed to be created in the future. In addition, notwithstanding our market research efforts, our future products may not be accepted by consumers, their caregivers, healthcare providers or third-party payors who reimburse consumers for our products. The success of any proposed product offerings will depend on numerous factors, including our ability to:

•	identify the product features that people with paraplegia or paralysis, their caregivers and healthcare providers are seeking in a medical device that restores upright mobility and successfully incorporate those features into our products;

•	develop and introduce proposed products in sufficient quantities and in a timely manner;

•	adequately protect our intellectual property and avoid infringing upon the intellectual property rights of third-parties;

•	demonstrate the safety, efficacy and health benefits of proposed products; and

•	obtain the necessary regulatory approvals for proposed products.

If we fail to generate demand by developing products that incorporate features desired by consumers, their caregivers or healthcare providers, or if we do not obtain regulatory clearance or approval for proposed products in time to meet market demand, we may fail to generate sales sufficient to achieve or maintain profitability. We have in the past experienced, and we may in the future experience, delays in various phases of product development, including during research and development, manufacturing, limited release testing, marketing and customer education efforts. Such delays could cause customers to delay or forgo purchases of our products, or to purchase our competitors’ products. Even if we are able to successfully develop proposed products when anticipated, these products may not produce sales in excess of the costs of development, and they may be quickly rendered obsolete by changing consumer preferences or the introduction by our competitors of products embodying new technologies or features.

There is no long-term clinical data with respect to the effects of ReWalk, and our products could cause unforeseen negative effects.

While short-term clinical studies have established the safety of ReWalk, there is no long-term clinical data with respect to the safety or physical effects of ReWalk. Future results and experience could indicate that our products are not safe for long-term use or cause unexpected complications or other unforeseen negative effects. Because ReWalk users generally do not have feeling in their lower body, users may not immediately notice damaging effects, which could exacerbate their impact. If in the future ReWalk is shown to be unsafe or cause such unforeseen effects, we could be subject to mandatory product recalls, suspension or withdrawal of FDA or other regulatory clearance or approval, significant legal liability or harm to our business reputation.

We may enter into collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships with third-parties that may not result in the development of commercially viable products or the generation of significant future revenues.

In the ordinary course of our business, in the future we may enter into collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships to develop ReWalk and to pursue new markets. Proposing, negotiating and implementing collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships may be a lengthy and complex process. We may not identify, secure, or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms or at all. We have limited institutional knowledge and experience with respect to these business development activities, and we may also not realize the anticipated benefits of any such transaction or arrangement. In particular, these collaborations may not result in the development of products that achieve commercial success or result in significant revenues and could be terminated prior to developing any products. For example, we have entered into arrangements with Yaskawa for the distribution of our products in certain Asian markets. In May 2016, we announced our collaboration with Harvard University’s Wyss Institute for Biologically Inspired Engineering for the research, design, development and commercialization of lightweight exoskeleton system technologies for lower limb disabilities, aimed to treat stroke, multiple sclerosis, mobility limitations for the elderly and other medical applications. Our arrangements with Yaskawa and Harvard may not be as productive or successful as we hope.

If we pursue collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships, we may not be in a position to exercise sole decision making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. It is possible that conflicts may arise with our collaborators. Our collaborators may act in their self-interest, which may be adverse to our best interest, and they may breach their obligations to us. Any such disputes could result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements.

Exchange rate fluctuations between the U.S. dollar, the Euro and the NIS may negatively affect our earnings.

The U.S. dollar is our functional and reporting currency. In 2015 and during the first three quarters of 2016, most of our revenues were denominated in U.S. dollars and the remainder of our revenues was denominated in euros, and most of our expenses were denominated in U.S. dollars and the remainder of our expenses were denominated in NIS and euros. In the fourth quarter of 2016 and throughout 2017, we expect that the denominations of our revenues and expenses will be consistent with what we experienced in 2015. Accordingly, any appreciation of the NIS or Euro relative to the U.S. dollar would adversely impact our net loss or net income, if any. For example, we are exposed to the risks that the shekel may appreciate relative to the dollar, or, if the shekel instead devalues relative to the dollar, that the inflation rate in Israel may exceed such rate of devaluation of the shekel, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the dollar cost of our operations in Israel would increase and our dollar-denominated results of operations would be adversely affected.

We cannot predict any future trends in the rate of inflation in Israel or the rate of devaluation (if any) of the shekel against the dollar. For example, while the shekel appreciated against the dollar at a rate of approximately 3.7% during the first three quarters of 2016, the rate of devaluation of the shekel against the dollar was approximately 0.3% and 12.0% in 2015 and 2014, respectively. In 2015 and 2014, this had the effect of increasing the dollar cost of our operations in Israel. If the dollar cost of our operations in Israel increases once again, our dollar-measured results of operations will be adversely affected. Our operations also could be adversely affected if we are unable to effectively hedge against currency fluctuations in the future.

We have in the past engaged in limited hedging activities, and we may enter into other hedging arrangements with financial institutions from time to time. Any hedging strategies that we may implement in the future to mitigate currency risks, such as forward contracts, options and foreign exchange swaps related to transaction exposures may not eliminate our exposure to foreign exchange fluctuations. For further information, see Item 7A. “Quantitative and Qualitative Disclosures About Market Risk” in our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus.

We may seek to grow our business through acquisitions of complementary products or technologies, and the failure to manage acquisitions, or the failure to integrate them with our existing business, could have a material adverse effect on our business, financial condition and operating results.

From time to time, we may consider opportunities to acquire other products or technologies that may enhance our product platform or technology, expand the breadth of our markets or customer base, or advance our business strategies. Potential acquisitions involve numerous risks, including:

•	problems assimilating the acquired products or technologies;

•	issues maintaining uniform standards, procedures, controls and policies;

•	unanticipated costs associated with acquisitions;

•	diversion of management’s attention from our existing business;

•	risks associated with entering new markets in which we have limited or no experience; and

•	increased legal and accounting costs relating to the acquisitions or compliance with regulatory matters.

We have no current commitments with respect to any acquisition. We do not know if we will be able to identify acquisitions we deem suitable, whether we will be able to successfully complete any such acquisitions on favorable terms or at all, or whether we will be able to successfully integrate any acquired products or technologies. Our potential inability to integrate any acquired products or technologies effectively may adversely affect our business, operating results and financial condition.

If there are significant disruptions in our information technology systems, our business, financial condition and operating results could be adversely affected.

The efficient operation of our business depends on our information technology systems. We rely on our information technology systems to effectively manage sales and marketing data, accounting and financial functions, inventory management, product development tasks, research and development data, customer service and technical support functions. Our information technology systems are vulnerable to damage or interruption from earthquakes, fires, floods and other natural disasters, terrorist attacks, attacks by computer viruses or hackers, power losses, and computer system or data network failures. In addition, our data management application is hosted by a third-party service provider whose security and information technology systems are subject to similar risks, and ReWalk systems contain software which could be subject to computer virus or hacker attacks or other failures.

The failure of our or our service providers’ information technology systems or ReWalk’s software to perform as we anticipate or our failure to effectively implement new information technology systems could disrupt our entire operation or adversely affect our software products and could result in decreased sales, increased overhead costs, and product shortages, all of which could have a material adverse effect on our reputation, business, financial condition and operating results.

If we fail to properly manage our anticipated growth, our business could suffer.

Our growth has placed, and we expect that it will continue to place, a significant strain on our management team and on our financial resources. Failure to manage our growth effectively could cause us to misallocate management or financial resources, and result in losses or weaknesses in our infrastructure, which could materially adversely affect our business. Additionally, our anticipated growth will increase the demands placed on our suppliers, resulting in an increased need for us to manage our suppliers and monitor for quality assurance. Any failure by us to manage our growth effectively could have an adverse effect on our ability to achieve our business objectives.

We depend on the knowledge and skills of our senior management.

We have benefited substantially from the leadership and performance of our senior management. For example, we depend on our Chief Executive Officer’s experience successfully scaling an early stage medical device company, as well as the experience of other members of management. Our success will depend on our ability to retain our current management. Competition for senior management in our industry is intense and we cannot guarantee that we will be able to retain our personnel. Additionally, we do not carry key man insurance on any of our current executive officers.  The loss of the services of certain members of our senior management could prevent or delay the implementation and completion of our strategic objectives, or divert management’s attention to seeking qualified replacements.

We are subject to a securities class action lawsuit against us that may result in an adverse outcome.

In September and October 2016, putative class actions on behalf of alleged shareholders that purchased or acquired our ordinary shares pursuant and/or traceable to our registration statement on Form F-1 (File No. 333-197344) used in connection with our initial public offering were commenced in the Superior Court of the State of California, County of San Mateo against us, certain of our current and former directors and officers, and the underwriters of our initial public offering.  We are generally obliged, to the extent permitted by Israeli law, to indemnify our current and former directors and officers who are named as defendants in these types of lawsuits.  We also have certain contractual indemnification obligations to the underwriters regarding the securities class action lawsuits.  While a certain amount of insurance coverage is available for expenses or losses associated with these lawsuits, this coverage may not be sufficient.  Based on information currently available, we are unable to reasonably estimate a possible loss or range of possible losses, if any, with regard to these lawsuits; therefore, no litigation reserve has been recorded in our consolidated balance sheets.  Although we plan to defend against these lawsuits vigorously, there can be no assurances that a favorable final outcome will be obtained.  These lawsuits or future litigation may require significant attention from management and could result in significant legal expenses, settlement costs or damage awards that could have a materially adverse impact on our financial position, results of operations and cash flows.

Risks Related to Government Regulation

The FDA previously sent us letters regarding potential regulatory action for deficiencies in our mandatory post-market surveillance study on our ReWalk Personal 6.0. While we have since initiated this post-market surveillance study with a revised FDA-approved protocol and have addressed the violations cited by the FDA, if we cannot satisfy future FDA requests promptly or if our study produces unfavorable results, we could receive additional FDA warning letters, and our labeling or marketing efforts could be materially adversely affected.

On September 30, 2015, we received a warning letter, or the September 2015 Letter, from the FDA citing deficiencies in our protocol for a post-market surveillance study of our ReWalk Personal and our failure to initiate a post-market study by the September 28, 2015 deadline. Between June 2014 and our receipt of the September 2015 Letter, we submitted our post-market study protocol to the FDA, amended the protocol in response to the FDA’s subsequent request and proposed additional amendments to enhance the protocol after the FDA notified us that our subsequently-amended protocol was still deficient. While we responded to the FDA’s requests throughout this period, we did not submit all of our responses on a timely basis. The September 2015 Letter warned that the FDA could take regulatory action against us for violations of Section 522 of the Federal Food, Drug and Cosmetic Act, or the FFDCA, based on the late post-market study and allegedly deficient protocol for that study. In February 2016, the FDA sent us an additional information request, or the February 2016 Letter, requesting additional changes to our post-market surveillance study protocol and asking that we comply within 30 days. This letter also discussed the FDA’s request, as modified in our later discussions with the FDA, for a new pre-market notification for our ReWalk device linked to what the FDA viewed as changes to a computer included with the device, or the special 510(k).

In late March 2016, following our multiple discussions with the FDA, including an in-person meeting, the FDA confirmed that the agency would apply enforcement discretion to continued marketing of the ReWalk device conditioned upon our submitting a special 510(k) by April 8, 2016 and initiating our post-market surveillance study by June 1, 2016. The special 510(k) was submitted on April 8, 2016 and the FDA’s substantial equivalence determination was received by us on July 22, 2016 granting us permission to continue marketing the ReWalk device. Additionally, we submitted a protocol to the FDA for the post-market surveillance study that was approved by the agency on May 5, 2016. We began the study on June 13, 2016, with Stanford University as the lead investigational site. On August 18, 2016, the FDA sent us a letter stating that, based on its evaluation of our corrective and preventive actions in response to the September 2015 Letter, we had adequately addressed the violations cited in the September 2015 Letter. Our post-market surveillance study is currently ongoing, and we have provided the FDA with the required periodic reports on the study’s progress, in a few cases with delay. We intend to continue providing the FDA with such reports on a timely basis going forward.

We expect we will be able to respond promptly to the FDA’s further requests related to the post-market surveillance study based on significant additions in staffing aimed at addressing a need for greater internal clinical and regulatory resources.  However, if we are unable to satisfy this timing or if the results of our post-market surveillance study are not as favorable as we expect, the FDA may issue additional warning letters to us, may impose limitations on the labelling of our device or may limit us to marketing a previous version of the ReWalk device in the United States.  We derived 65% of our revenues in 2015 from sales of the ReWalk device in the United States and, if we are required to market a previous version of the ReWalk device in the United States, we expect that these sales would be adversely impacted, which could materially adversely affect our business and overall results of operations.

We are subject to extensive governmental regulations relating to the manufacturing, labeling and marketing of our products, and a failure to comply with such regulations could lead to withdrawal or recall of our products from the market.

Our medical products and manufacturing operations are subject to regulation by the FDA, the European Union, the Ministry of Health in Israel, the TGA in Australia, and other governmental authorities both inside and outside of the United States. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, storage, installation, servicing, advertising, promoting, marketing, distribution, import, export and market surveillance of ReWalk.

Our products are regulated as medical devices in the United States under the FFDCA as implemented and enforced by the FDA. Under the FFDCA, medical devices are classified into one of three classes (Class I, Class II or Class III) depending on the degree of risk associated with the medical device, what is known about the type of device, and the extent of control needed to provide reasonable assurance of safety and effectiveness. Classification of a device is important because the class to which a device is assigned determines, among other things, the necessity and type of FDA review required prior to marketing the device. For more information, see Item 1. “Business—Government Regulation” of our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus.

In June 2014, the FDA granted our petition for “de novo” classification, which provides a route to market for medical devices that are low to moderate risk, but are not substantially equivalent to a predicate device, and classified ReWalk as Class II subject to certain special controls. The ReWalk is intended to enable individuals with spinal cord injuries to perform ambulatory functions under supervision of a specially trained companion, and inside rehabilitation institutions. The special controls established in the de novo order include compliance with medical device consensus standards; clinical study demonstrating testing to safe and effective use considering the level of supervision necessary and the use environment; non-clinical performance testing of the system’s function and durability; performance to demonstrate that the device performs as intended under anticipated conditions of use; a training program; and labeling related to device use and user training. In order for us to market ReWalk, we must comply with both general controls, including controls related to quality, facility registration, reporting of adverse events and labeling, and the special controls established for the device. Failure to comply with the general and special controls could lead to removal of ReWalk from the market, which would have a material adverse effect on our business.

Following the introduction of a product, the governmental agencies will periodically review our manufacturing processes and product performance, and we are under a continuing obligation to ensure that all applicable regulatory requirements continue to be met. The process of complying with the applicable good manufacturing practices, adverse event reporting and other requirements can be costly and time consuming, and could delay or prevent the production, manufacturing or sale of the ReWalk. In addition, if we fail to comply with applicable regulatory requirements, it could result in fines, delays or suspensions of regulatory clearances, closure of manufacturing sites, seizures or recalls of products and damage to our reputation. Recent changes in enforcement practice by the FDA, European Union and other agencies have resulted in increased enforcement activity, which increases the compliance risk that we and other companies in our industry are facing.

In addition, governmental agencies may impose new requirements regarding registration, labeling or prohibited materials that may require us to modify or re-register ReWalk once it is already on the market or otherwise impact our ability to market ReWalk in those countries. The process of complying with these governmental regulations can be costly and time consuming, and could delay or prevent the production, manufacturing or sale of ReWalk. For instance, the FDA may issue mandates, known as 522 orders, requiring us to conduct post-market studies of products for which the FDA has already granted us pre-market clearance. Failure to comply could result in enforcement of the FFDCA against us or our products. Additionally, the agency could request that we recall our ReWalk Personal 6.0 device. For more information on certain deficiencies previously identified by the FDA in our mandatory post-market surveillance study on our ReWalk Personal 6.0, see “The FDA previously sent us letters regarding potential regulatory action for deficiencies in our mandatory post-market surveillance study on our ReWalk Personal 6.0…” above.

If we or our third-party manufacturers or suppliers fail to comply with the FDA’s Quality System Regulation, or QSR, our manufacturing operations could be interrupted.

We, Sanmina and some of our suppliers are required to comply with the FDA’s QSR which covers the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. We and Sanmina and our suppliers are also subject to the regulations of foreign jurisdictions regarding the manufacturing process if we or our distributors market our products abroad. We continue to monitor our quality management in order to improve our overall level of compliance. Our facilities are subject to periodic and unannounced inspection by U.S. and foreign regulatory agencies to audit compliance with the QSR and comparable foreign regulations. If our facilities or those of Sanmina or our suppliers are found to be in violation of applicable laws and regulations, or if we or Sanmina or our suppliers fail to take satisfactory corrective action in response to an adverse inspection, the regulatory authority could take enforcement action, including any of the following sanctions:

•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

•	customer notifications or repair, replacement or refunds;

•	detention or seizure of our products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusing or delaying requests for 510(k) marketing clearance or approval of pre-market approval applications relating to new products or modified products;

•	reclassifying a 510(k) cleared device or withdrawing a PMA approval;

•	refusing to provide Certificates for Foreign Government;

•	refusing to grant export approval for our products; or

•	pursuing criminal prosecution.

Any of these sanctions could impair our ability to produce ReWalk in a cost-effective and timely manner in order to meet our customers’ demands, and could have a material adverse effect on our reputation, business, results of operations and financial condition. We may also be required to bear other costs or take other actions that may have a negative impact on our future sales and our ability to generate profits.

We are subject to various laws and regulations, including “fraud and abuse” laws and anti-bribery laws, which, if violated, could subject us to substantial penalties.

Medical device companies such as ours have faced lawsuits and investigations pertaining to alleged violations of numerous statutes and regulations, including anti-corruption laws and health care “fraud and abuse” laws, such as the federal False Claims Act, the federal Anti-Kickback Statute and the U.S. Foreign Corrupt Practices Act, or the FCPA. See Item 1. “Business—Government Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus.  U.S. federal and state laws, including the federal Physician Payments Sunshine Act, or the Sunshine Act, and the implementation of Open Payments regulations under the Sunshine Act, require medical device companies to disclose certain payments or other transfers of value made to healthcare providers and teaching hospitals or funds spent on marketing and promotion of medical device products. It is widely believed that public reporting under the Sunshine Act and implementing Open Payments regulations results in increased scrutiny of the financial relationships between industry, physicians and teaching hospitals. These anti-kickback, anti-bribery, public reporting and aggregate spending laws affect our sales, marketing and other promotional activities by limiting the kinds of financial arrangements, including sales programs, we may have with hospitals, rehabilitation centers, physicians or other potential purchasers or users of ReWalk. They also impose additional administrative and compliance burdens on us. In particular, these laws influence, among other things, how we structure our sales offerings, including discount practices, customer support, education and training programs and physician consulting and other service arrangements. If we are in violation of any of these requirements or any actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant criminal and civil fines and penalties, exclusion from federal healthcare programs or other sanctions.

The FCPA applies to companies, including ours, with a class of securities registered under the Exchange Act. The FCPA and other anti-bribery laws to which various aspects of our operations may be subject generally prohibit companies and their intermediaries from making improper payments to officials for the purpose of obtaining or retaining business. In various jurisdictions, our operations require that we and third parties acting on our behalf routinely interact with government officials, including medical personnel who may be considered government officials for purposes of these laws because they are employees of state-owned or controlled facilities. Other anti-bribery laws to which various aspects of our operations may be subject, including the United Kingdom Bribery Act, also prohibit improper payments to private parties and prohibit receipt of improper payments. Our policies prohibit our employees from making or receiving corrupt payments, including, among other things, to require compliance by third parties engaged to act on our behalf. Our policies mandate compliance with these anti-bribery laws; however, we operate in many parts of the world that have experienced governmental and/or private corruption to some degree. As a result, the existence and implementation of a robust anti-corruption program cannot eliminate all risk that unauthorized reckless or criminal acts have been or will be committed by our employees or agents. Violations of these laws, or allegations of such violations, could disrupt our business and harm our financial condition, results of operations, cash flows and reputation.

If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

There are a number of federal, state and foreign laws protecting the confidentiality of certain patient health information, including patient records, and restricting the use and disclosure of that protected information. In particular, the U.S. Department of Health and Human Services, or HHS, promulgated patient privacy rules under the Health Insurance Portability and Accountability Act of 1996, or HIPAA. These privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. If we or any of our service providers are found to be in violation of the promulgated patient privacy rules under HIPAA, we could be subject to civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial condition and operating results.

Compliance with various regulations, including those related to our status as a U.S. public company and the manufacturing, labeling and marketing of our products, may result in heightened general and administrative expenses and costs, divert management’s attention from revenue-generating activities and pose challenges for our management team, which has limited time, personnel and finances to devote to regulatory compliance.

As a U.S. public company, we are subject to various regulatory and reporting requirements, including those imposed by the SEC, the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the listing requirements of the NASDAQ Global Market and other applicable securities rules and regulations. Additionally, our medical products and manufacturing operations are regulated by the FDA, the European Union, the Ministry of Health in Israel, the TGA in Australia and other governmental authorities both inside and outside of the United States. Compliance with the rules and regulations applicable to us as a publicly traded company in the United States and medical device manufacturer has greatly increased, and may continue to increase, our legal, general and administrative and financial compliance costs and has made, and may continue to make, some activities more difficult, time-consuming or costly. Additionally, these regulatory requirements have diverted, and may continue to divert, management’s attention from revenue-generating activities and may increase demands on management’s already-limited resources.

Our management team consists of few employees, as the majority of our employees are engaged in sales and marketing and research and development activities. Additionally, while we have recently made significant additions in staffing aimed at addressing a need for greater internal regulatory resources, we do not employ in-house counsel. In light of such constraints on its time, personnel and finances, our management may not be able to implement programs and policies in an effective and timely manner to respond adequately to the heightened legal, regulatory and reporting requirements applicable to us. In the past, for example, we have not always been able to respond on a timely basis to requests from regulators, although we have not to date experienced any long-term material adverse consequences as a result. For more information, see “The FDA previously sent us letters regarding potential regulatory action for deficiencies in our mandatory post-market surveillance study on our ReWalk Personal 6.0…” above. Similar deficiencies, weaknesses or lack of compliance with public company, medical device and other regulations could harm our reputation in the capital markets or for quality and safety, negatively affect our ability to maintain our public company status and to develop, commercialize or continue selling our products on a timely and effective basis, and cause us to incur sanctions, including fines, injunctions and penalties.

In addition, complying with public disclosure rules makes our business more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

Compliance with new regulations regarding the use of conflict minerals may be time-consuming and costly and could adversely affect our reputation.

In August 2012, under the Dodd-Frank Act, the SEC adopted new requirements for companies that use certain minerals and derivative metals, namely, tantalum, tin, gold and tungsten (referred to as “conflict minerals” regardless of their actual country of origin) in their products. These rules require us to investigate whether our products contain such “conflict minerals” and, for the year ending December 31, 2016, beginning in 2017, to include on a Form SD filed with the SEC appropriate disclosures regarding our use of such minerals during the previous calendar year. There will be costs associated with these investigation and disclosure requirements.  In addition, depending upon our findings, or our inability to make reliable findings, about the source of any possible conflict minerals that may be used in any products manufactured for us by third parties, our reputation could be harmed, which could cause us to lose those customers who require that all of the components of our products be certified as conflict-free. If we are not able to meet customer requirements, customer demand for our products may decline, and we may have to write off inventory in the event that it cannot be sold.

Risks Related to Our Intellectual Property

Our success depends in part on our ability to obtain and maintain protection for the intellectual property relating to or incorporated into our products.

Our success depends in part on our ability to obtain and maintain protection for the intellectual property relating to or incorporated into our products. We seek to protect our intellectual property through a combination of patents, trademarks, confidentiality and assignment agreements with our employees and certain of our contractors and confidentiality agreements with certain of our consultants, scientific advisors and other vendors and contractors. In addition, we rely on trade secrets law to protect our proprietary software and product candidates/products in development.

The patent position of robotic and exoskeleton inventions can be highly uncertain and involves many new and evolving complex legal, factual and technical issues. Patent laws and interpretations of those laws are subject to change and any such changes may diminish the value of our patents or narrow the scope of protection. In addition, we may fail to apply for or be unable to obtain patents necessary to protect our technology or products or enforce our patents due to lack of information about the exact use of technology or processes by third parties. Also, we cannot be sure that any patents will be granted in a timely manner or at all with respect to any of our patent pending applications or that any patents that are granted will be adequate to protect our intellectual property for any significant period of time or at all.

Litigation to establish or challenge the validity of patents, or to defend against or assert against others infringement, unauthorized use, enforceability or invalidity claims, can be lengthy and expensive and may result in our patents being invalidated or interpreted narrowly and our not being granted new patents related to our pending patent applications. Even if we prevail, litigation may be time consuming and force us to incur significant costs, and any damages or other remedies awarded to us may not be valuable and management’s attention could be diverted from managing our business. In addition, U.S. patents and patent applications may be subject to interference proceedings, and U.S. patents may be subject to re-examination and review proceedings in the U.S. Patent and Trademark Office. Foreign patents may also be subject to opposition or comparable proceedings in the corresponding foreign patent offices. Any of these proceedings may be expensive and could result in the loss of a patent or denial of a patent application, or the loss or reduction in the scope of one or more of the claims of a patent or patent application.

In addition, we seek to protect our trade secrets, know-how and confidential information that is not patentable by entering into confidentiality and assignment agreements with our employees and certain of our contractors and confidentiality agreements with certain of our consultants, scientific advisors and other vendors and contractors. However, we may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or otherwise fail to prevent disclosure, third-party infringement or misappropriation of our proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time consuming, and the outcome is unpredictable.

We also have taken precautions to initiate reasonable safeguards to protect our information technology systems. However, these measures may not be adequate to safeguard our proprietary information, which could lead to the loss or impairment thereof or to expensive litigation to defend our rights against competitors who may be better funded and have superior resources. In addition, unauthorized parties may attempt to copy or reverse engineer certain aspects of our products that we consider proprietary or our proprietary information may otherwise become known or may be independently developed by our competitors or other third parties. If other parties are able to use our proprietary technology or information, our ability to compete in the market could be harmed. Further, unauthorized use of our intellectual property may have occurred, or may occur in the future, without our knowledge.

If we are unable to obtain or maintain adequate protection for intellectual property, or if any protection is reduced or eliminated, competitors may be able to use our technologies, resulting in harm to our competitive position.

Our patents and proprietary technology and processes may not provide us with a competitive advantage.

Robotics and exoskeleton technologies have been developing rapidly in recent years. We are aware of several other companies developing competing exoskeleton devices for individuals with limited mobility and we expect the level of competition and the pace of development in our industry to increase. For more information, see Item 1. “Business—Competition” of our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, incorporated by reference in this prospectus supplement and the accompanying prospectus. While we believe our tilt-sensor technology provides a more natural and superior method of exoskeleton activation, which creates a better user experience, a variety of other activation and control methods exist for exoskeletons, several of which are being developed by our competitors, or may be developed in the future. As a result, our patent portfolio and proprietary technology and processes may not provide us with a significant advantage over our competitors, and competitors may be able to design and sell alternative products that are equal to or superior to our products without infringing on our patents. In addition, upon the expiration of our current patents, we may be unable to adequately develop new technologies and obtain future patent protection to preserve our competitive advantage. If we are unable to maintain a competitive advantage, our business and results of operations may be materially adversely affected.

Even in instances where others are found to infringe on our patents, many countries have laws under which a patent owner may be compelled to grant licenses for the use of the patented technology to other parties. In addition, many countries limit the enforceability of patents against other parties, including government agencies or government contractors. In these countries, a patent owner may have limited remedies, which could diminish the value of a patent in those countries. Further, the laws of some countries do not protect intellectual property rights to the same extent as the laws of the United States, particularly in the field of medical products, and effective enforcement in those countries may not be available. The ability of others to market comparable products could adversely affect our business.

We are not able to protect our intellectual property rights in all countries.

Filing, prosecuting, maintaining and defending patents on each of our products in all countries throughout the world would be prohibitively expensive, and thus our intellectual property rights outside the United States are limited. In addition, the laws of some foreign countries, especially developing countries, do not protect intellectual property rights to the same extent as federal and state laws in the United States. Also, it may not be possible to effectively enforce intellectual property rights in some countries at all or to the same extent as in the United States and other countries. Consequently, we are unable to prevent third parties from using our inventions in all countries, or from selling or importing products made using our inventions in the jurisdictions in which we do not have (or are unable to effectively enforce) patent protection. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop, market or otherwise commercialize their own products, and we may be unable to prevent those competitors from importing those infringing products into territories where we have patent protection, but enforcement is not as strong as in the United States. These products may compete with our products and our patents and other intellectual property rights may not be effective or sufficient to prevent them from competing in those jurisdictions. Moreover, competitors or others in the chain of commerce may raise legal challenges against our intellectual property rights or may infringe upon our intellectual property rights, including through means that may be difficult to prevent or detect.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. Proceedings to enforce our patent rights in the United States or foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing, and could provoke third parties to assert patent infringement or other claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights in the United States and around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license from third parties.

We may be subject to patent infringement claims, which could result in substantial costs and liability and prevent us from commercializing our current and future products.

The medical device industry is characterized by competing intellectual property and a substantial amount of litigation over patent rights. In particular, our competitors in both the United States and abroad, many of which have substantially greater resources and have made substantial investments in competing technologies, have been issued patents and filed patent applications with respect to their products and processes and may apply for other patents in the future. The large number of patents, the rapid rate of new patent issuances and the complexities of the technology involved increase the risk of patent litigation.

Determining whether a product infringes a patent involves complex legal and factual issues and the outcome of patent litigation is often uncertain. Even though we have conducted research of issued patents, no assurance can be given that patents containing claims covering our products, technology or methods do not exist, have not been filed or could not be filed or issued. In addition, because patent applications can take years to issue and because publication schedules for pending applications vary by jurisdiction, there may be applications now pending of which we are unaware and may result in issued patents which our current or future products infringe. Also, because the claims of published patent applications can change between publication and parent grant, published applications may issue with claims that potentially cover our products, technology or methods.

Infringement actions and other intellectual property claims brought against us, with or without merit, may cause us to incur substantial costs and could place a significant strain on our financial resources, divert the attention of management and harm our reputation. We cannot be certain that we will successfully defend against any allegations of infringement. If we are found to infringe another party’s patents, we could be required to pay damages. We could also be prevented from selling our products that infringe, unless we could obtain a license to use the technology covered by such patents or could redesign our products so that they do not infringe. A license may be available on commercially reasonable terms or none at all, and we may not be able to redesign our products to avoid infringement. Further, any modification to our products could require us to conduct clinical trials and revise our filings with the FDA and other regulatory bodies, which would be time consuming and expensive. In these circumstances, we may not be able to sell our products at competitive prices or at all, and our business and operating results could be harmed.

We rely on trademark protection to distinguish our products from the products of our competitors.

We rely on trademark protection to distinguish our products from the products of our competitors. We have registered the trademark “ReWalk” in Israel and are in the process of registering our trademark in the United States. In jurisdictions where we have not registered our trademark and are using it, and as permitted by applicable local law, we rely on common law trademark protection. Third parties may oppose our trademark applications, or otherwise challenge our use of the trademarks, and may be able to use our trademarks in jurisdictions where they are not registered or otherwise protected by law. If our trademarks are successfully challenged or if a third party is using confusingly similar or identical trademarks in particular jurisdictions before we do, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote additional resources to marketing new brands. If others are able to use our trademarks, our ability to distinguish our products may be impaired, which could adversely affect our business. Further, we cannot assure you that competitors will not infringe upon our trademarks, or that we will have adequate resources to enforce our trademarks.

We may be subject to damages resulting from claims that our employees or we have wrongfully used or disclosed alleged trade secrets of their former employers.

Many of our employees were previously employed at other medical device companies, including our competitors or potential competitors, and we may hire employees in the future that are so employed. We could in the future be subject to claims that these employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. If we fail in defending against such claims, a court could order us to pay substantial damages and prohibit us from using technologies or features that are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. If any of these technologies or features that are important to our products, this could prevent us from selling those products and could have a material adverse effect on our business. Even if we are successful in defending against these claims, such litigation could result in substantial costs and divert the attention of management.

Risks Related to This Offering and to an Investment in Our Securities

Purchasers of units in this offering will experience immediate and substantial dilution in the book value of their investment and may experience further dilution upon exercise of warrants.

The public offering price per unit in this offering is substantially higher than the net tangible book value per share of our ordinary shares before giving effect to this offering. Accordingly, if you purchase units in this offering, you will incur immediate substantial dilution of approximately $2.78  per share, representing the difference between the public offering price per unit and our as adjusted net tangible book value as of September 30, 2016, without giving effect to the potential exercises of the warrants offered by this prospectus supplement. Furthermore, if outstanding options or warrants or the warrants offered hereby are exercised, or if the underwriter exercises in full its option to purchase additional units you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement titled “Dilution” on page S-40.

Sales of a substantial number of ordinary shares or volatility or a reduction in the market price of our ordinary shares could have an adverse effect on our ordinary shares and on the value of the warrants offered hereby.

In this offering, the ordinary shares included in the units and/or the ordinary shares issuable upon exercise of the warrants included in the units will, once issued, be freely tradable without restriction or further registration under the Securities Act, subject to limitations on resales by our affiliates under Rule 144 under the Securities Act. Sales by us or our shareholders of a substantial number of ordinary shares in the public market following this offering, or the perception that these sales might occur, could cause the value of our securities to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities. Additionally, while there is no established public trading market for the warrants offered hereby and we do not expect one to develop, any volatility or reduction in the market price of our ordinary shares could have an adverse effect on the trading price of the warrants we are offering given that they are exercisable into ordinary shares.

Additionally, as of September 30, 2016, 523,099 ordinary shares were issuable pursuant to the exercise of outstanding warrants, which represented grants made as part of our series E investment round in July 2014 and to Kreos in connection with our loan agreement with Kreos in December 2015, and 2,639,618 shares remained available for issuance to our and our affiliates’ respective employees, non-employee directors and consultants under our equity incentive plans, including 2,261,965 ordinary shares subject to outstanding awards. Pursuant to our Amended and Restated Shareholders’ Rights Agreement, dated July 14, 2014, with certain of our shareholders, as of September 30, 2016, the beneficial owners of approximately 4,203,143 of our ordinary shares were also entitled to require that we register their shares under the Securities Act for resale into the public markets. With respect to the outstanding warrants, there may be certain restrictions on the holders to sell the ordinary shares issuable thereunder to the extent they are restricted securities and/or are held by affiliates. Shares issued pursuant to our equity incentive plans may be freely sold in the public market upon issuance, subject to vesting provisions, except for shares held by affiliates who have certain restrictions on their ability to sell. All shares sold pursuant to an offering covered by such registration statement would be freely transferable. Our largest shareholders, Yaskawa Electric Corporation and certain entities, individuals affiliated with SCP Vitalife Partners and Israel Healthcare Venture Partners 2 LP Incorporated, may also have limitations under Rule 144 under the Securities Act on the resale of certain ordinary shares they hold. Despite these limitations, if we, our existing shareholders, particularly our largest shareholders, our directors, their affiliates or our executive officers, sell a substantial number of the above-mentioned ordinary shares in the public market, the market price of our ordinary shares could decrease significantly.

The exercise price and the number of ordinary shares issuable upon exercise of the warrants being offered in this offering can fluctuate under certain circumstances which, if triggered, could result in potentially material dilution to holders of our ordinary shares.

Under the terms of the warrants, the exercise price and the number of ordinary shares for which the warrants are exercisable will be adjusted upon certain corporate events, including stock splits, reverse stock splits, combinations, stock dividends, recapitalizations and reorganizations and certain other events. Our board of directors also has discretion, pursuant to the warrants, to determine whether to make such adjustments to the exercise price and number of ordinary shares to be issued upon exercise of the warrants based on similar events, such as the granting of stock appreciation rights, phantom stock rights or other rights with equity features. Lastly, at any time, the board of directors may reduce the exercise price of the warrants to any amount and for any period of time it deems appropriate. For more information, see the discussion of adjustments under “Description of the Securities Being Offered—Description of Our Warrants.” These provisions could result in substantial dilution to holders of our ordinary shares, which may make it difficult for us to raise additional capital at prevailing market terms in the future.

The exercise prices for the warrants will not be adjusted for all dilutive events, and an event adversely impacting the value of our warrants may not trigger a corresponding change in the exercise price, thus further decreasing the value of the warrants.

As described above, the exercise prices for the warrants are subject to adjustment for certain events, including the issuance of stock dividends on our ordinary shares. However, the exercise prices will not be adjusted for other events, including the issuance of certain rights, options or warrants, distributions of capital stock, indebtedness or assets. Accordingly, an event that adversely affects the value of the warrants may occur, and that event may not result in an adjustment to the exercise prices. This could impair your ability to resell the warrant or further decrease the value of your investment in our securities.

There is no public market for the warrants to purchase our ordinary shares being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the NASDAQ Global Market. Without an active market, the liquidity of the warrants will be limited.

Significant holders or beneficial holders of our ordinary shares may not be permitted to exercise warrants that they hold.

The terms of the warrants being offered hereby will prohibit the holder of the warrants from exercising its warrants if doing so would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) beneficially owning more than 4.999% of our ordinary shares or any other class of Section 12 equity securities (other than an exempted security). By written notice to us, any holder may from time to time increase or decrease the 4.999% Ownership Limitation to any other ownership percentage not in excess of 9.999%, provided that such increase will not be effective until the 61st day after such notice is delivered to us.

As a result, you may not be able to exercise your warrants for our ordinary shares at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your warrants to realize value, but you may be unable to do so, and there may be limitations on your re-sales under Rule 144 under the Securities Act if you are an affiliate of us. For more information on the terms of the warrants we are offering, see “Description of the Securities We Are Offering—Description of Our Warrants” below.

The trading market for our warrants is restricted by virtue of state “blue sky” laws, which might make it difficult to sell our warrants in certain states.

Each state of the United States has its own securities laws, often referred to as “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Because our ordinary shares are traded on the NASDAQ Global Market, they may be sold in all of the states of the United States, including the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands, by brokers or dealers registered or licensed therein, without any further action under the “blue sky” laws of those jurisdictions. However, the warrants we are offering are not considered “covered securities,” and thus may not be subject to preemption by federal law, under the Securities Act. Absent an exemption from registration under an individual state or territory’s “blue sky” laws or compliance with such laws, our warrants may not be traded in that state.

While the majority of states have an exemption for securities listed on a national exchange and includes warrants, in certain states our warrants may only be resold to institutional investors. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. There may be therefore significant restrictions on the ability of investors to sell the warrants purchased in this offering. If we were to cease being eligible for any exemptions under the states not imposing restrictions on sales of our warrants, it could have a further material adverse effect on your ability to sell the warrants purchased in this offering.

We may not have the ability to repurchase the warrants.

Under certain circumstances, if a change of control (as defined in the warrants) occurs, holders of the warrants may require us or any successor to us to repurchase the remaining unexercised portion of such warrants for an amount of cash equal to the value of the warrant as determined in accordance with the Black-Scholes option pricing model and the terms of the warrants. Our ability to repurchase the warrants depends on our ability to generate cash flow in the future. To some extent, this is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that we will maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to repurchase the warrants.

Except as set forth in the applicable warrant, holders of our warrants will have no rights as holders of ordinary shares until such holders exercise their warrants and acquire our ordinary shares.

Until you acquire ordinary shares upon exercise of your warrants, you will have no rights with respect to the ordinary shares underlying such warrants, except for those rights set forth in the applicable warrant. Upon exercise of your warrants, you will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs after the exercise date.

Our management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Currently, we intend to use the net proceeds from this offering for general corporate purposes, including sales, marketing and reimbursement expenditures aimed at growing our business and research and development expenditures focused on product development, and we have not designated the amount of net proceeds from this offering to be used for any particular purpose other than these. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value, which could cause the price of our ordinary shares to decline and could have an adverse effect on the market price of the warrants.

The price of our ordinary shares may be volatile, and you may lose all or part of your investment.

Our ordinary shares were first publicly offered in our initial public offering in September 2014, at a price of $12.00 per share, and our ordinary shares have subsequently traded as high as $43.71 per share and as low as $5.05 per share through October 25, 2016. The market price of our ordinary shares could be highly volatile and may fluctuate substantially as a result of many factors. Moreover, while there is no established public trading market for the warrants offered in this offering and we do not expect one to develop, our ordinary shares will be issuable pursuant to exercise of these warrants. Because the warrants are exercisable into our ordinary shares, volatility or a reduction in the market price of our ordinary shares could have an adverse effect on the trading price of the warrants. Factors which may cause fluctuations in the price of our ordinary shares include, but are not limited to:

•	actual or anticipated fluctuations in our growth rate or results of operations or those of our competitors;

•	customer acceptance of our products;

•	announcements by us or our competitors of new products or services, commercial relationships, acquisitions or expansion plans;

•	announcements by us or our competitors of other material developments;

•	our involvement in litigation;

•	changes in government regulation applicable to us and our products;

•	sales, or the anticipation of sales, of our ordinary shares, warrants and debt securities by us, or sales of our ordinary shares by our insiders or other shareholders, including upon expiration of contractual lock-up agreements;

•	developments with respect to intellectual property rights;

•	competition from existing or new technologies and products;

•	changes in key personnel;

•	the trading volume of our ordinary shares;

•	changes in the estimation of the future size and growth rate of our markets;

•	changes in our quarterly or annual forecasts with respect to operating results and financial conditions; and

•	general economic and market conditions.

In addition, the stock markets have experienced extreme price and volume fluctuations. Broad market and industry factors may materially harm the market price of our ordinary shares, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs and our management’s attention and resources could be diverted.

If we do not meet the expectations of equity research analysts, if they do not continue to publish research or reports about our business or if they issue unfavorable commentary or downgrade our ordinary shares, the price of our ordinary shares could decline.

The trading market for our ordinary shares relies in part on the research and reports that equity research analysts publish about us and our business. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If our results of operations are below the estimates or expectations of public market analysts and investors, our share price could decline. Moreover, the price of our ordinary shares could decline if one or more securities analysts downgrade our ordinary shares or if those analysts issue other unfavorable commentary or do not publish research or reports about us or our business.

A small number of our shareholders have a significant influence over matters requiring shareholder approval, which could delay or prevent a change of control.

The largest beneficial owners of our shares, Yaskawa Electric Corporation and certain entities and individuals affiliated with SCP Vitalife Partners, beneficially own in the aggregate 24.2% of our ordinary shares as of September 30, 2016. As a result, these shareholders, should they choose to act together or and even if they act individually, will exert significant influence over our operations and business strategy and would together have sufficient voting power to influence significantly the outcome of matters requiring shareholder approval. These matters may include:

•	the composition of our board of directors, which has the authority to direct our business and to appoint and remove our officers;

•	approving or rejecting a merger, consolidation or other business combination;

•	raising future capital; and

•	amending our Second Amended and Restated Articles of Association, as amended by the First Amendment thereto, or our Articles of Association, which govern the rights attached to our ordinary shares.

This concentration of ownership of our ordinary shares could delay or prevent proxy contests, mergers, tender offers, open-market purchase programs or other purchases of our ordinary shares that might otherwise give you the opportunity to realize a premium over the then-prevailing market price of our ordinary shares. This concentration of ownership may also adversely affect our share price.

We are an “emerging growth company” and we cannot be certain whether the reduced requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As a result, we may take advantage of certain exemptions from various requirements that are applicable to other public companies that are not “emerging growth companies.” For instance, we are subject to reduced compensation disclosure obligations under the JOBS Act, and we are not required to conduct votes seeking shareholder approval on an advisory basis of (i) the compensation of our named executive officers or the frequency with which such votes must be conducted or (ii) compensation arrangements and understandings in connection with merger transactions, known as “golden parachute” arrangements. Additionally, we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for up to five fiscal years after the date of our initial public offering.

We will remain an emerging growth company until the earliest of: (a) the last day of our fiscal year during which we have total annual gross revenues of at least $1.0 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We cannot predict if investors will find our securities less attractive as a result of our reliance on exemptions under the JOBS Act. If some investors find our securities less attractive as a result, there may be a less active trading market for our ordinary shares and the price of our ordinary shares may be more volatile.

U.S. investors may suffer adverse tax consequences if we are characterized as a passive foreign investment company.

Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of the average quarterly value of our assets (which may be determined in part by the market value of our ordinary shares, which is subject to change) are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering.  In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.  Based on our gross income and assets, the market price of our ordinary shares, the estimated proceeds from this offering and the nature of our business, we do not believe that we were a PFIC for the taxable year ended December 31, 2015 or that we will be considered a PFIC for the taxable year ending December 31, 2016.  However, there can be no assurance that we will not be considered a PFIC for 2016 or any taxable year.  PFIC status is determined as of the end of the taxable year and depends on a number of factors, including the value of a corporation’s assets and the amount and type of its gross income.  Further, because the value of our gross assets is likely to be determined in large part by reference to our market capitalization, a decline in the value of our ordinary shares may result in our becoming a PFIC.

If we are characterized as a PFIC, U.S. Holders (as defined under “—Material Tax Considerations—U.S. Federal Income Tax Considerations”) may suffer adverse tax consequences, including, (i) having gains realized on the sale of Securities (as defined  under “—Material Tax Considerations—U.S. Federal Income Tax Considerations”) treated as ordinary income, rather than as capital gains, (ii) the loss of the preferential rate applicable to dividends received on our ordinary shares or shares issuable on exercise of the warrants, as the case may be, by individuals who are U.S. Holders, and (iii) having additional taxes equal to the interest charges generally applicable to underpayments of tax apply to distributions by us and the proceeds of sales of Securities.  Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment (such as mark-to-market treatment); however, we do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections if we are classified as a PFIC.  For a more detailed discussion, see “—Material Tax Considerations—U.S. Federal Income Tax Considerations.”

Certain of the possible adjustments to the warrants may result in a deemed distribution from us to a beneficial owner of a warrant that will be taxable, even though the beneficial owner does not receive a corresponding distribution of cash.

The exercise terms of the warrants may be adjusted in certain circumstances.  An adjustment to the number of ordinary shares that will be issued on the exercise of the warrants or an adjustment to the exercise price of the warrants (or, in certain circumstances, a failure to make adjustments) may be treated as a taxable deemed distribution to a U.S. Holder (as defined under “—Material Tax Considerations—U.S. Federal Income Tax Considerations”) of the warrants, even if such holder does not receive any cash or other property in connection with the adjustment.  U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.  For a more detailed discussion, see “—Material Tax Considerations—U.S. Federal Income Tax Considerations.”

We are subject to ongoing costs and risks associated with determining whether our existing internal controls over financial reporting systems are compliant with Section 404 of the Sarbanes-Oxley Act, and if we fail to achieve and maintain adequate internal controls it could have a material adverse effect on our stated results of operations and harm our reputation.

We are required to comply with the internal control, evaluation, and certification requirements of Section 404 of the Sarbanes-Oxley Act and the Public Company Accounting Oversight Board. Unless we lose our status as an emerging growth company under the JOBS Act prior to the end of the fiscal year in which the fifth anniversary of our initial public offering occurred, we will not be required to obtain an auditor attestation under Section 404 of the Sarbanes-Oxley Act until the year ended December 31, 2019. However once we no longer qualify as an emerging growth company under the JOBS Act our independent registered public accounting firm will need to attest to the effectiveness of our internal control over financial reporting under Section 404.

The process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404 and whether there are any material weaknesses or significant deficiencies in our existing internal controls requires the investment of substantial time and resources, including by our Chief Financial Officer and other members of our senior management. This determination and any remedial actions required could divert internal resources and take a significant amount of time and effort to complete and could result in us incurring additional costs that we did not anticipate, including the hiring of outside consultants. We could experience higher than anticipated operating expenses and higher independent auditor fees during and after the implementation of these changes.

Irrespective of compliance with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement any of the required changes to our internal control over financial reporting effectively or efficiently or are required to do so earlier than anticipated, it could adversely affect our operations, financial reporting and/or results of operations and could result in an adverse opinion on internal controls from our management and, once we lose our emerging growth company status, our independent auditors. Further, if our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and our share price may suffer.

Risks Relating to Our Incorporation and Location in Israel

Our technology development and quality headquarters and the manufacturing facility for our products are located in Israel and, therefore, our results may be adversely affected by economic restrictions imposed on, and political and military instability in, Israel.

Our technology development and quality headquarters, which houses substantially all of our research and development and our core research and development team, including engineers, machinists, researchers, and clinical and regulatory personnel, as well as the facility of our contract manufacturer, Sanmina, are located in Israel. Many of our employees, directors and officers are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors, Hamas (an Islamist militia and political group in the Gaza Strip) and Hezbollah (an Islamist militia and political group in Lebanon). Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could materially and adversely affect our business, financial condition and results of operations and could make it more difficult for us to raise capital. In particular, an interruption of operations at the Tel Aviv airport related to the conflict in the Gaza Strip or otherwise could prevent or delay shipments of our components or products. Although we maintain inventory in the United States and Germany, an extended interruption could materially and adversely affect our business, financial condition and results of operations.

Recent political uprisings, social unrest and violence in various countries in the Middle East and North Africa, including Israel’s neighbors Egypt and Syria, are affecting the political stability of those countries. This instability may lead to deterioration of the political relationships that exist between Israel and these countries and has raised concerns regarding security in the region and the potential for armed conflict. Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Any losses or damages incurred by us could have a material adverse effect on our business. In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among parties hostile to Israel in areas that neighbor Israel, such as the Syrian government, Hamas in Gaza and Hezbollah in Lebanon. Any armed conflicts, terrorist activities or political instability in the region could materially and adversely affect our business, financial condition and results of operations.

Our operations and the operations of our contract manufacturer, Sanmina, may be disrupted as a result of the obligation of Israeli citizens to perform military service.

Many Israeli citizens are obligated to perform one month, and in some cases more, of annual military reserve duty until they reach the age of 45 (or older, for reservists with certain occupations) and, in the event of a military conflict, may be called to active duty. In response to terrorist activity, there have been periods of significant call-ups of military reservists. For example, the Israeli armed forces called up a significant number of reservists to active duty in connection with the recent conflict in the Gaza Strip. It is possible that there will be additional military reserve duty call-ups in the future in connection with this conflict or otherwise. Some of our executive officers and employees, as well as those of Sanmina, the manufacturer of all of our products, are required to perform annual military reserve duty in Israel and may be called to active duty at any time under emergency circumstances. Although these call-ups have not had a material impact on our operations or on Sanmina’s ability to manufacture our products, our operations and the operations of Sanmina could be disrupted by such call-ups.

Our sales may be adversely affected by boycotts of Israel.

Several countries, principally in the Middle East, restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies whether as a result of hostilities in the region or otherwise. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods based on Israeli government policies. Such actions, particularly if they become more widespread, may adversely impact our ability to sell our products.

The tax benefits that are available to us require us to continue to meet various conditions and may be terminated or reduced in the future, which could increase our costs and taxes.

Some of our operations in Israel, referred to as “Beneficiary Enterprises,” carry certain tax benefits under the Israeli Law for the Encouragement of Capital Investments, 5719-1959, or the Investment Law. Substantially all of our future income before taxes can be attributed to these programs. If we do not meet the requirements for maintaining these benefits or if our assumptions regarding the key elements affecting our tax rates are rejected by the tax authorities, they may be reduced or cancelled and the relevant operations would be subject to Israeli corporate tax at the standard rate, which is currently set at 25.0% for 2016 and thereafter. In addition to being subject to the standard corporate tax rate, we could be required to refund any tax benefits that we may receive in the future, plus interest and penalties thereon. Even if we continue to meet the relevant requirements, the tax benefits that our current “Beneficiary Enterprises” receive may not be continued in the future at their current levels or at all. If these tax benefits were reduced or eliminated, the amount of taxes that we pay would likely increase, as all of our Israeli operations would consequently be subject to corporate tax at the standard rate, which could adversely affect our results of operations. Additionally, if we increase our activities outside of Israel, for example, by way of acquisitions, our increased activities may not be eligible for inclusion in Israeli tax benefit programs. For a discussion of our current tax obligations, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and Part I. Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016, each as incorporated by reference in this prospectus supplement and the accompanying prospectus.

We have received Israeli government grants for certain of our research and development activities and we may receive additional grants in the future. The terms of those grants restrict our ability to manufacture products or transfer technologies outside of Israel, and we may be required to pay penalties in such cases or upon the sale of our company.

From our inception through September 30, 2016, we received a total of $740,000 from the OCS. We may in the future apply to receive additional grants from the OCS to support our research and development activities. With respect to such grants we are committed to pay royalties at a rate of 3% to 3.5% on sales proceeds up to the total amount of grants received, linked to the dollar and bearing interest at an annual rate of LIBOR applicable to dollar deposits. Even after payment in full of these amounts, we will still be required to comply with the requirements of the Israeli Encouragement of Industrial Research and Development Law, 1984, or the R&D Law, and related regulations, with respect to those past grants. When a company develops know-how, technology or products using OCS grants, the terms of these grants and the R&D Law restrict the transfer outside of Israel of such know-how, and the manufacturing or manufacturing rights of such products, technologies or know-how, without the prior approval of the OCS. Therefore, if aspects of our technologies are deemed to have been developed with OCS funding, the discretionary approval of an OCS committee would be required for any transfer to third parties outside of Israel of know-how or manufacturing or manufacturing rights related to those aspects of such technologies. Furthermore, the OCS may impose certain conditions on any arrangement under which it permits us to transfer technology or development out of Israel or may not grant such approvals at all.

The transfer of OCS-supported technology or know-how outside of Israel may involve the payment of significant amounts to the OCS, depending upon the value of the transferred technology or know-how, the amount of OCS support, the time of completion of the OCS-supported research project and other factors. These restrictions and requirements for payment may impair our ability to sell our technology assets outside of Israel or to outsource or transfer development or manufacturing activities with respect to any product or technology outside of Israel. Furthermore, the consideration available to our shareholders in a transaction involving the transfer outside of Israel of technology or know-how developed with OCS funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the OCS.

In addition to the above, any non-Israeli citizen, resident or entity that, among other things, (i) becomes a holder of 5% or more of our share capital or voting rights, (ii) is entitled to appoint one or more of our directors or our chief executive officer or (iii) serves as one of our directors or as our chief executive officer (including holders of 25% or more of the voting power, equity or the right to nominate directors in such direct holder, if applicable) is required to notify the OCS and undertake to comply with the rules and regulations applicable to the grant programs of the OCS, including the restrictions on transfer described above.

We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

A significant portion of our intellectual property has been developed by our employees in the course of their employment for us. Under the Israeli Patent Law, 5727-1967, or the Patent Law, and recent decisions by the Israeli Supreme Court and the Israeli Compensation and Royalties Committee, a body constituted under the Patent Law, employees may be entitled to remuneration for intellectual property that they develop for us unless they explicitly waive any such rights, although the validity of any such waivers remains open to judicial review. Although we enter into agreements with our employees pursuant to which they agree that any inventions created in the scope of their employment or engagement are owned exclusively by us, we may face claims demanding remuneration. As a consequence of such claims, we could be required to pay additional remuneration or royalties to our current and former employees, or be forced to litigate such claims, which could negatively affect our business.

Provisions of Israeli law and our Articles of Association may delay, prevent or otherwise impede a merger with, or an acquisition of, us, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital. Completion of the tender offer also requires approval of a majority of the offerees that do not have a personal interest in the tender offer, unless at least 98% of the company’s outstanding shares are tendered. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer (unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek appraisal rights), may, at any time within six months following the completion of the tender offer, petition an Israeli court to alter the consideration for the acquisition.

Our Articles of Association provide that our directors (other than external directors) are elected on a staggered basis, such that a potential acquirer cannot readily replace our entire board of directors at a single annual general shareholder meeting. This could prevent a potential acquirer from receiving board approval for an acquisition proposal that our board of directors opposes.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred. These and other similar provisions could delay, prevent or impede an acquisition of us or our merger with another company, even if such an acquisition or merger would be beneficial to us or to our shareholders.

It may be difficult to enforce a judgment of a U.S. court against us, our officers and directors, to assert U.S. securities laws claims in Israel or to serve process on our officers and directors.

We are incorporated in Israel. Although the majority of our directors and executive officers reside within the United States and most of the assets of these persons are also likely located within the United States, some of our directors and executive officers reside and may have the majority of their assets outside the United States. Additionally, most of our assets are located outside of the United States. Therefore, a judgment obtained against us, or those of our directors and executive officers residing outside of the United States, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to effect service of process in the United States on those directors and executive officers residing outside of the United States or to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may be able to collect only limited, or may be unable to collect any, damages awarded by either a U.S. or foreign court.

Your rights and responsibilities as a shareholder will be governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our ordinary shares are governed by our Articles of Association and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in U.S.-based corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders, and to refrain from abusing its power in the company, including, among other things, in voting at a general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and related party transactions requiring shareholder approval. In addition, a shareholder who is aware that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our ordinary shares that are not typically imposed on shareholders of U.S. corporations.

SPECIAL NOTE REGARDING Forward-looking Statements

In addition to historical information, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements may include projections regarding our future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” or similar expressions that convey uncertainty of future events or outcomes and the negatives of those terms.

These forward-looking statements are based on our management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict, and many of which are outside of our control. Important factors that could cause our actual results, levels of activity, performance or activity to differ materially from those indicated in the forward-looking statements include, among others:

•	our expectations regarding future growth, including our ability to increase sales in our existing geographic markets and to expand to new markets;

•	our ability to maintain and grow our reputation and to achieve and maintain market acceptance of its products;

•	our ability to achieve reimbursement from third-party payors for our products;

•	our expectations as to our clinical research program and clinical results;

•	our expectations as to the results of, and the Food and Drug Administration’s potential regulatory actions with respect to, our mandatory post-market 522 surveillance study;

•	the outcome of ongoing shareholder class action litigation relating to our initial public offering;

•	our ability to repay our secured indebtedness;

•	our ability to improve our products and develop new products;

•	our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;

•	our ability to gain and maintain regulatory approvals;

•	our ability to secure capital from our “at-the-market” equity distribution program based on the price range of our ordinary shares and conditions in the financial markets;

•	our ability to use effectively the proceeds from this offering;

•	our ability to maintain relationships with existing customers and develop relationships with new customers; and

•	other factors described in more detail under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016.

Any forward-looking statement made in this prospectus supplement and the accompanying prospectus speaks only as of the date hereof. Factors or events that could cause our actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for us to predict all of them. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Use of Proceeds

We estimate the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses as described in “Underwriting,” will be approximately $11,068,125.00 (or approximately $12,804,843.75 if the underwriter exercises its option to purchase additional units in full). This amount is based on a public offering price of $3.75 per unit and assumes that none of the warrants issued in this offering will be exercised.

We intend to use the net proceeds from this offering payable to us for general corporate purposes, including supporting our ongoing sales, marketing and reimbursement efforts to grow our business and funding research and development activities focused on product development. Current development activities include the creation of products for medical indications affecting the ability to walk other than paraplegia, developing our next generation of ReWalk and training skilled sales and marketing representatives. We may also use net proceeds from this offering to make acquisitions or investments in complementary companies or technologies, although we do not have any agreement or understanding with respect to any such acquisition or investment at this time. We do not currently have more specific plans or commitments with respect to the net proceeds from this offering and, accordingly, are unable to quantify the allocation of such proceeds among the various potential uses. We will have broad discretion in the way that we use the net proceeds of this offering.

Capitalization

The table below sets forth our total estimated cash and cash equivalents and capitalization as of September 30, 2016. Because our unaudited condensed consolidated balance sheet as of September 30, 2016 is not yet available, the estimates we present below are preliminary and subject to the completion of our financial closing procedures and any adjustments resulting from the completion of the quarterly review of our unaudited consolidated condensed financial statements. These preliminary estimates may differ materially from the actual results that will be reflected in our unaudited consolidated condensed balance sheet data of September 30, 2016 when such data is completed and publicly disclosed. Our total estimated cash and cash equivalents and capitalization are presented as of September 30, 2016:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of 3,250,000 units by us in this offering at a public offering price of $3.75 per share after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	As of September 30, 2016
	Actual	As Adjusted
	(in thousands, except share amounts)
Cash and cash equivalents	$12,399	$23,467
Long-term loan (including current portion)	10,479	10,479
Share capital – ordinary shares of NIS 0.01 par value per share; 250,000,000 shares authorized, actual and as adjusted; 13,081,402 shares issued and outstanding, actual; 16,331,402 shares issued and outstanding, as adjusted	36	44
Additional paid-in capital	102,614	113,674
Accumulated deficit	(97,948)	(97,948)
Total shareholders’ equity	4,702	15,770
Total capitalization	$15,181	$26,249

Except as noted above, there has been no material change in our capitalization from debt or equity issuances, re-capitalizations or dividends between September 30, 2016 and the date of this prospectus supplement.

You should read this information in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, as well as the information included in “Risk Factors” in this prospectus supplement. See “Where You Can Find More Information” on page S-63.

Dilution

If you invest in our units in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per ordinary share after this offering. As of September 30, 2016, our net tangible book value was $4.7 million, or $0.36 per ordinary share. Net tangible book value per ordinary share represents our total tangible assets (excluding deferred issuance costs) less our total liabilities (excluding deferred revenues), divided by the number of ordinary shares outstanding.

After giving effect to the issuance and sale by us of 3,250,000 units in this offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016 would have been $15,770,125, or $0.97 per ordinary share. This amount represents an immediate increase in net tangible book value of $0.61 per ordinary share to our existing shareholders and immediate dilution in net tangible book value of $2.78 per ordinary share to new investors purchasing units in this offering. We determine dilution by subtracting the as adjusted net tangible book value per ordinary share after this offering from the price per unit paid by an investor in this offering.

The following table illustrates this dilution.

Public offering price per unit		$3.75
Net tangible book value per ordinary share as of September 30, 2016	$0.36
Increase in net tangible book value per ordinary share attributable to this offering	0.61
As adjusted net tangible book value per ordinary share after this offering		0.97
Dilution per ordinary share to new investors in this offering	$2.78

If the underwriter were to exercise in full its option to purchase 487,500 additional units, the net tangible book value after this offering would be $1.04 per share, representing an increase in net tangible book value of $0.68 per share to existing shareholders and immediate dilution in net tangible book value of $2.70 per share to new investors in this offering.

To the extent that outstanding stock options and warrants are exercised or outstanding restricted stock units vest, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

The information above does not give effect to the potential exercises of the warrants being offered in this offering.

Dividend Policy

We have never declared or paid any cash dividends on our ordinary shares and we do not anticipate paying any cash dividends on our ordinary shares in the future. We currently intend to retain all future earnings to finance our operations and to expand our business. Any future determination relating to our dividend policy will be made at the sole discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects and other factors our board of directors may deem relevant. The distribution of dividends may also be limited by Israeli law, which permits the distribution of dividends only out of retained earnings or otherwise upon the permission of an Israeli court.

Price Range of Ordinary Shares

Our ordinary shares began trading publicly on the NASDAQ Global Market on September 12, 2014. Prior to that date, there was no public market for our ordinary shares. The following table lists the high and low sales prices for our ordinary shares for the periods indicated as reported by the NASDAQ Global Market.

Period	High	Low
Year ending December 31, 2016
Fourth quarter (through October 25, 2016)	$6.50	$5.05
Third quarter	$7.85	$5.55
Second quarter	$10.79	$6.00
First quarter	$15.81	$7.41
Year ended December 31, 2015
Fourth quarter	$17.40	$5.55
Third quarter	$11.90	$7.20
Second quarter	$14.65	$10.35
First quarter	$22.74	$12.03
Year ended December 31, 2014
Fourth quarter	$34.29	$18.01
Third quarter (beginning on September 12, 2014)	$43.71	$11.50

The closing sale price of our ordinary shares as reported by the NASDAQ Global Market on October 25, 2016 was $5.05 per ordinary share.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering for sale 3,250,000 units, with each unit consisting of one of our ordinary shares and 0.75 of a warrant to purchase one of our ordinary shares (and the 2,437,500 ordinary shares issuable from time to time upon exercise of the offered warrants) at an exercise price of $4.75 per share. The units will not be issued or certificated. The ordinary shares and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering. No fractional warrants will be issued.

Description of Our Ordinary Shares

The following description of our ordinary shares is a summary and is qualified in its entirety by reference to our Articles of Association. Our Articles of Association are filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and are incorporated by reference herein.

Our authorized share capital consists solely of 250,000,000 ordinary shares, par value NIS 0.01 per share, of which 13,084,008 shares were issued and outstanding as of October 25, 2016.

The material terms and provisions of our ordinary shares are described under the caption “Description of Ordinary Shares” starting on page 10 of the accompanying prospectus.

Description of Our Warrants

General

The following description of the warrants offered hereby is a summary. It summarizes only those aspects of the warrants that we believe will be most important to your decision to invest in the warrants. You should keep in mind, however, that it is the terms in the warrant, and not this summary that define your rights as a holder of the warrants. There may be other provisions in the warrant that are also important to you. You should read the form of warrant certificate, once filed with the SEC on a Current Report on Form 8-K and incorporated by reference herein, for a full description of the terms of the warrants.

Form of Warrants. The warrants will be issued in physical, certificated form.

Procedures for Exercising the Warrants. Each 0.75 of a warrant entitles the holder thereof to purchase one ordinary share at an exercise price equal to $4.75 per share. The warrants will be exercisable during the period commencing from the date of original issuance and ending on November 1, 2021, the expiration date of the warrants. The warrants may be exercised by delivering to us (by facsimile, electronic mail or otherwise ) at our address set forth in the warrant a form of exercise notice, appropriately completed, duly signed and delivered, together with cash payment of the exercise price, if applicable.

Upon delivery of the written notice of election to exercise the warrant, as appropriately completed and duly signed, and cash payment of the exercise price, if applicable, on and subject to the terms and conditions of the applicable warrant, we will deliver or cause to be delivered, to or upon the written order of such holder, the number of whole ordinary shares to which the holder is entitled, which shares may be delivered in book-entry form. If a warrant is exercised for fewer than all of the ordinary shares for which such warrant may be exercised, then upon request of the holder and surrender of such warrant, we will issue a new warrant exercisable for the remaining number of ordinary shares. No fractional shares will be issued upon the exercise of the warrants, but rather the number of shares issuable will be rounded to the nearest whole number.

Means of Exercising of Warrants Under U.S. Securities Laws. If an effective registration statement is available for the issuance of the ordinary shares underlying the warrants, a holder may only exercise the warrants through a cash exercise where the holder pays the aggregate exercise price in cash and receives the corresponding number of ordinary shares. However, where a registration statement relating to the issuance of the ordinary shares underlying the warrants is not then effective or available, a holder of warrants may exercise the warrants on a “cashless basis.” This means that instead of making the cash payment for the aggregate exercise price, the holder receives upon such exercise the “net number” of ordinary shares issuable upon exercise determined according to a formula set forth in the warrant. Ordinary shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus such shares would be freely tradable without restriction or further registration under the Securities Act by persons other than our affiliates (within the meaning of Rule 144 under the Securities Act).

Holders of warrants will be able to exercise their warrants only if the ordinary shares underlying the warrant are qualified for sale or are at the time exempt from qualification under the applicable securities or “blue sky” laws of the states in which such holders (or other persons to whom it is proposed that shares be issued on exercise of the warrants) reside. Currently, because our ordinary shares are traded on the NASDAQ Global Market, they may be sold in the public in all of the States of the United States, including the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands by brokers or dealers registered or licensed therein, without any further action under the “blue sky” statutes of those jurisdictions. However, there may be restrictions on the ability of holders to resell their warrants in certain states. See “Risk Factors—The trading market for our warrants is restricted by virtue of state blue sky laws, which might make it difficult to sell our warrants in certain states.”

Transferability of the Warrants. Subject to applicable laws and the restriction on transfer set forth in the form of warrant and underwriting agreement, the warrants may be transferred at the option of the holders upon surrender of the warrants to us, together with the appropriate instruments of transfer. We are not required to pay any tax on the transfer involved in registering certificates for the warrants or ordinary shares issuable pursuant to the exercise of the warrants in a name other than the holder’s.

Insufficient Authorized Shares. If at any time from and after the warrants are exercisable and while any of the warrants remain outstanding we do not have a sufficient number of authorized and unreserved to satisfy our obligation to reserve for issuance upon exercise of the warrant at least 100% of the maximum number of ordinary shares as shall from time to time be necessary to effect the exercise of all of the warrants then outstanding, we are obligated to deliver a notice to the warrant holder specifying the number of shares unavailable to satisfy our obligations under the warrant. Additionally, we must take all necessary action to increase our authorized number of ordinary shares to an amount sufficient to allow the immediate exercise of the warrants then outstanding, including holding a meeting of our shareholders and providing our shareholders with a proxy statement in order to approve an increase in the number of authorized ordinary shares within 90 days after such failure.

Exchange Listing. We do not plan on making an application to list the warrants on the Nasdaq Global Market, any other national securities exchange or other nationally recognized trading system.

Adjustment Provisions of the Warrants. The exercise price and the number of ordinary shares issuable upon exercise of warrants are subject to adjustment upon certain corporate events. If we subdivide our ordinary shares into a greater number than already outstanding (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise), the exercise price will be proportionately reduced and the number of ordinary shares issuable upon exercise will be proportionately increased. If we combine our ordinary shares into a lesser amount than already outstanding (by combination, reverse stock split, recapitalization, reorganization, scheme, arrangement or otherwise), the exercise price will be proportionately increased and the number of ordinary shares issuable upon exercise will be proportionately reduced. Our board of directors may also determine to make such adjustments to the exercise price and number of ordinary shares to be issued upon exercise based on similar events, including the granting of stock appreciation rights, phantom stock rights or other rights with equity features.

Our board of directors has the right at any time during the term of the warrants to reduce the then-existing exercise price to any amount and for any period of time deemed appropriate by our board of directors. The terms of the warrants may make it difficult for us to raise additional capital at prevailing market terms in the future.

Failure to Timely Deliver Ordinary Shares. If we fail to timely deliver ordinary shares pursuant to any warrant exercise, and such exercising holder elects to purchase ordinary shares (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the ordinary shares for which such warrant was exercised, then we will be required to deliver, at the holder’s election, either (i) an amount in cash equal to the full purchase price paid by the holder to acquire such alternative shares or (ii) (A) the ordinary shares for which the warrant was exercised and (B) an amount in cash equal to the excess (if any) by which the price paid for the alternative shares exceeds the lowest closing sale price of our ordinary shares during the period beginning on the exercise date and ending on the date such payment is delivered.

Fundamental Transactions and Changes of Control. If, at any time while the warrants are outstanding, we directly or indirectly, in one or more related transactions, enter into a fundamental transaction, which generally includes mergers, sales or other conveyance of all or substantially all of our assets, tender offers, purchase offers, exchange offers, or reclassifications, each holder will become entitled to receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if the holder had been, immediately prior to such fundamental transaction, the holder of the number of ordinary shares then issuable upon exercise of such holder’s warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets will be required to assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the warrants.

Additionally, following any fundamental transaction that is also a change of control, as described in the warrants, then if elected by the warrant holder via written notice delivered to us within 30 days following such change of control, we must repurchase (or cause the successor entity to repurchase) all of the electing holder’s warrants outstanding as of the effective date of such change of control by paying to such holder, at our option, either ordinary shares (or qualifying securities of the successor entity) or cash, in each case in an amount equal to the Black-Scholes valuation of the unexercised portion of such holder’s warrants that remained as of the effective date of such change of control.

Pro Rata Distributions. If we declare or make any dividend or other distribution of our assets to holders of our ordinary shares, (through return of capital or otherwise) or we grant, issue or sell pro rata to holders of our ordinary shares any options, convertible securities or rights to purchase stock, warrants, securities or other property, then each warrant holder will have the right to participate in the distribution of assets to the same extent that the holder would have participated if the holder held the same number of ordinary shares as of the record date for the distribution. Such distributions include distributions of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction.

Rights as a Shareholder. Until they are exercised, the warrants do not confer upon holders any voting or other rights as shareholders of ReWalk.

No Fractional Shares. No fractional shares will be issued upon exercise of the warrants.

Ownership Limitations

4.999% Ownership Limitation. Notwithstanding any other provision of this description of our warrants and the applicable warrant, any exercise notice with respect to the warrants delivered by a holder will be deemed not to have been so delivered by such holder to the extent, but only to the extent, that delivery of our ordinary shares or any other security otherwise deliverable upon such exercise would result in such holder (together with such holder’s affiliates, and any other persons acting as a group together with such holder or any of such holder’s affiliates) beneficially owning more than 4.999% of our ordinary shares or any other class of equity securities (other than an exempted security) registered pursuant to Section 12 of the Exchange Act.  Any purported delivery to any holder will be void and have no effect to the extent, but only to the extent, that after such delivery, such holder would beneficially own more than 4.999% of our ordinary shares or any class of Section 12 equity securities. For purposes of this limitation, an “affiliate” means any person that directly or indirectly controls, is controlled by, or is under common control with, a holder, with control referring to the power directly or indirectly to vote ten percent or more of the shares with voting power for the election of directors of such holder or to direct, or cause the direction of, the holder’s management and policies.

Calculating Beneficial Ownership. For purposes of calculating beneficial ownership, the aggregate number of ordinary shares beneficially owned by a holder will include the number of ordinary shares issuable upon exercise of the warrants with respect to which determination of the ownership limitation is being made, while excluding the number of ordinary shares issuable upon (i) exercise of the remaining, unexercised warrants beneficially owned by such holder, and (ii) exercise or conversion of the unexercised or unconverted portion of any of our other securities beneficially owned by such holder (such as convertible notes, convertible stock or other warrants, to the extent applicable) which are subject to a limitation on conversion or exercise analogous to the limitation contained herein.

Changes to Ownership Limitations. By written notice to us, any holder may from time to time increase or decrease the 4.999% Ownership Limitation to any other ownership percentage not in excess of 9.999%, provided that such increase will not be effective until the 61st day after such notice is delivered to us.

These ownership limitations will be construed, corrected and implemented in a way so as to effectuate the intended beneficial ownership restrictions. Any ordinary shares underlying warrants which exceed the 4.999% Ownership Limitation (or another ownership limitation of at most 9.999%, if requested by a holder through notice to us) will not be deemed to be beneficially owned by the relevant holder for any purpose, including under Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

UNDERWRITING

We are offering units as described in this prospectus supplement and the accompanying prospectus through Oppenheimer & Co. Inc., the underwriter of this offering. We have entered into an underwriting agreement with the underwriter which provides that the underwriter must buy all of the units if it buys any of them. Our units are offered subject to a number of conditions, including:

•	receipt and acceptance of our units by the underwriter; and

•	the underwriter’s right to reject orders in whole or in part.

The below is a summary of the terms of the underwriting agreement. For a full description of the agreement’s terms, you should read the underwriting agreement, once filed with the SEC on a Current Report on Form 8-K and incorporated by reference herein.

Option to Purchase Additional Units

We have granted an option, exercisable for 30 days from the date of this prospectus supplement, to the underwriter to purchase up to a total of 487,500 additional units from us at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discounts and commissions payable by us. If the underwriter exercises this option in whole or in part, then it will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional units in proportion to the commitment set forth in the table above. Any ordinary shares or warrants issued or sold under the option will be issued and sold on the same terms and conditions as the other ordinary shares and warrants, as applicable, that are the subject of this offering.

Commissions and Discounts

The following table shows the per-unit and total underwriting discounts and commissions we will pay to the underwriter:

	Per Unit		Total
	Without Option to Purchase Additional Units	With Option to Purchase Additional Units	Without Option to Purchase Additional Units	With Option to Purchase Additional Units

Public offering price	$3.75	$3.75	$12,187,500.00	$14,015,625.00
Underwriting discounts and commissions paid by us(1)	$0.25	$0.25	$809,375.00	$900,781.25
Proceeds to us, before expenses	$3.50	$3.50	$11,378,125.00	$13,114,843.75

(1)	We have agreed to pay the underwriter a commission of 7.0% on the first $10.0 million of the gross proceeds raised in the offering, plus 5.0% on gross proceeds over $10.0 million.

In the event that gross proceeds raised in this offering are less than or equal to an amount agreed upon with the underwriter, we have also agreed to reimburse the underwriter for its out-of-pocket expenses actually incurred in connection with the offering in an amount not to exceed $50,000. In addition, regardless of the amount of gross proceeds raised, we have also agreed to reimburse the underwriter for its out-of-pocket expenses actually incurred in connection with the clearance of the offering with FINRA in an amount not to exceed $30,000.

We estimate that the total expenses of this offering payable by us, excluding underwriting discounts and commissions and assuming that we are required to reimburse the underwriter for its out-of-pocket expenses up to $80,000, will be approximately $310,000.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions and syndicate covering transactions and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase ordinary shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or delaying a decline in the market price of the ordinary shares while the offering is in progress.

•	Syndicate covering transactions involve purchases of ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the security originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or delaying a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in our ordinary shares on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

No Sales of Similar Securities

We, all of our directors and executive officers and our shareholders affiliated with such directors have agreed that, for a period of 90 days after the date of this prospectus supplement, we and they will not directly or indirectly, without the prior written consent of Oppenheimer & Co. Inc., (1) offer for sale, sell, pledge or otherwise dispose (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) of any ordinary shares (including, without limitation, ordinary shares that may be deemed to be beneficially owned by the us or them in accordance with the rules and regulations of the SEC and ordinary shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for ordinary shares (other than the ordinary shares being sold in this offering and shares issued pursuant to employee benefit plans, qualified share option plans, or other employee compensation plans existing on the date of this prospectus), or sell or grant options, rights or warrants with respect to any ordinary shares or securities convertible into or exchangeable for ordinary shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any ordinary shares or securities convertible, exercisable or exchangeable into ordinary shares or any of our other securities (other than a registration statement on Form S-8 or any successor form thereto), or (4) publicly disclose the intention to do any of the foregoing.

The restrictions set forth above are subject to customary exceptions and, in addition to such customary exceptions, do not apply to:

•	the issuance by us of the ordinary shares and warrants being offered hereby and the issuance by us of ordinary shares upon the exercise of such warrants;

•	transactions relating to ordinary shares or other securities acquired in the open market after the completion of this offering;

•	transfers to any immediate family member of those signing lock-up agreements or any trust for the direct or indirect benefit of or the immediate family of those signing lock-up agreements;

•	transfers by our executive officers and directors in connection with the receipt or vesting of securities issued by us pursuant to any equity incentive or other compensatory plans, including the withholding by us or the surrender of such securities and/or any sale or other disposition of such securities, solely in order to satisfy tax liabilities with respect to such issuance or vesting or any deemed disposition or deemed sale with respect to such securities;

•	transactions relating to ordinary shares or other securities acquired in the open market after the completion of the offering; and

•	sales by our executive officers and directors of our ordinary shares to us or in open market transactions to cover payment of the exercise price pursuant to the exercise of stock options, solely for the purpose of exercising such stock options in the event of termination of employment or board service following death, disability or other than for cause (including sales in respect of tax liabilities arising from such exercise and sale) if such options would otherwise expire.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

NASDAQ Stock Market Listing

Our ordinary shares are listed on the NASDAQ Global Market under the symbol “RWLK”. The warrants are not and will not be listed for trading on the NASDAQ Global Market, any other national securities exchange or any other nationally recognized trading system.

Affiliations

The underwriter and certain of its affiliates have in the past provided, are currently providing or may in the future from time to time provide, investment banking and other financing, trading, banking, research, transfer agent and trustee services to us, for which they have in the past received, and may currently or in the future receive, customary fees and expenses.

NOTICES TO INVESTORS

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement may not be made in that Relevant Member State other than the offers contemplated in this prospectus supplement in name(s) of Member State(s) where prospectus will be approved or passported for the purposes of a non-exempt offer once this prospectus supplement has been approved by the competent authority in such Member State and published and passported in accordance with the Prospectus Directive as implemented in name(s) of relevant Member State(s) except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the representative to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:

(a)	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

(b)	a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;

(c)	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(d)	a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(e)	a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

(f)	a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

(g)	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;

(h)	a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);

(i)	an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and

(j)	an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 50 million.

Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus supplement will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

Switzerland

The securities offered hereby will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement does not constitute a public offering prospectus as that term is understood pursuant to art. 652a or art. 1156 of the Swiss Federal Code of Obligations. The Company has not applied for a listing of the securities being offered pursuant to this prospectus supplement on the SWX Swiss Exchange or on any other regulated securities market, and consequently, the information presented in this prospectus supplement does not necessarily comply with the information standards set out in the relevant listing rules. The securities being offered pursuant to this prospectus supplement have not been registered with the Swiss Federal Banking Commission as foreign investment funds, and the investor protection afforded to acquirers of investment fund certificates does not extend to acquirers of securities.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in securities.

Material Tax Considerations

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the units or components thereof issued pursuant to this offering. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

U.S. Federal Income Tax Considerations

The following is a description of the material U.S. federal income tax consequences relating to the acquisition of the units by a U.S. Holder (as defined below) and the acquisition, ownership and disposition by a U.S. Holder of the underlying ordinary shares, the underlying warrants and the ordinary shares issuable pursuant to the exercise of the warrants, or the Warrant Shares. We refer to the underlying ordinary shares, the underlying warrants and the Warrant Shares collectively as the “Securities.” This description addresses only the U.S. federal income tax consequences to U.S. Holders that are initial purchasers of the units and that will hold the Securities as capital assets.  This description does not address all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, net investment income tax consequences and tax consequences applicable to U.S. Holders that may be subject to special tax rules, including, without limitation:

•	banks, financial institutions or insurance companies;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;

•	certain former citizens or long-term residents of the United States;

•	persons that received the units or the Securities, as the case may be, as compensation for the performance of services;

•	persons that will hold the Securities as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

•	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or holders that will hold the Securities through such an entity;

•	S corporations;

•	holders whose “functional currency” is not the U.S. Dollar; or

•	holders that own directly, indirectly or through attribution 10.0% or more of the voting power or value of our ordinary shares.

Moreover, this description does not address the U.S. federal estate or gift tax consequences, or any state, local or non-U.S. tax consequences, of the acquisition of the units and the acquisition, ownership and disposition of the Securities.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary United States Treasury regulations, and judicial and administrative interpretations thereof, in each case, as in effect and available on the date hereof.  All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below.  We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequences described herein, and there can be no assurances that the IRS will not take a different position concerning the tax consequences of the acquisition of the units and the acquisition, ownership and disposition of the Securities or that such a position would not be sustained.  Holders should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of the acquisition of the units and the acquisition, ownership and disposition of the Securities in their particular circumstances.

For purposes of this description, a “U.S. Holder” is a beneficial owner of the Securities that, for United States federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Securities, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership.  Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of the acquisition of the units and the acquisition, ownership and disposition of the Securities in its particular circumstance.

You should consult your tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of the acquisition of the units and the acquisition, ownership and disposition of the Securities.

Ownership of the Units in General

Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and 0.75 of a warrant to purchase one ordinary share.  The purchase price for each unit will be allocated between these two components in proportion to their relative fair market values at the time of issuance.  This allocation of the purchase price for each unit will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the components that comprise each unit.  We do not intend to advise purchasers of the units with respect to this determination, and purchasers of the units are advised to consult their tax and financial advisors with respect to the relative fair market values of the ordinary shares and the warrants for federal income tax purposes.

The foregoing treatment of the shares and warrants and a purchaser's purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below.  Accordingly, each prospective investor is urged to consult its tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit).  The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Exercise of Warrants

Subject to the discussion below under “—Passive Foreign Investment Company Considerations,” and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss on the exercise of a warrant and related receipt of a Warrant Share, unless cash is received in lieu of the issuance of a fractional Warrant Share.  A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a warrant should be equal to the sum of (i) the U.S. Holder’s tax basis in the warrant (that is, an amount equal to the portion of the purchase price of each unit allocated to the warrant as described above under “Ownership of the Units In General”) plus (ii) the exercise price paid by the U.S. Holder on the exercise of the warrant.  It is unclear whether a U.S. Holder’s holding period for the Warrant Share will commence on the date of exercise of the warrant or the date following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrants.

The U.S. federal income tax treatment of a cashless exercise of warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes.  In either situation, a U.S. Holder’s tax basis in the Warrant Shares received generally will equal the U.S. Holder’s tax basis in the warrant.  If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period for the Warrant Shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Warrant Shares would include the holding period of the warrant.

It is also possible that a cashless exercise may be treated as a taxable exchange in which U.S.-source gain or loss would be recognized.  The amount of gain or loss recognized on such deemed exchange would depend on the position taken by the IRS regarding the nature of that exchange.  If the U.S. Holder were treated as exchanging the warrants for the Warrant Shares, the amount of gain or loss would be the difference between the fair market value of the Warrant Shares received on exercise and the U.S. Holder’s basis in the warrants.  In that case, the U.S. Holder would have long-term capital gain or loss if it had held the warrants for more than one year, and the U.S. Holder's basis in the Warrant Shares received would equal the fair market value of the Warrant Shares received.  Alternatively, the IRS could take the position that the U.S. Holder would be treated as selling a portion of the warrants for cash that is used to pay the exercise price for the balance of the warrants.  In that case, the amount of gain or loss would be the difference between that exercise price and the U.S. Holder’s basis attributable to the warrants deemed to have been sold.  The U.S. Holder would have long term capital gain or loss if it has held the warrants for more than one year, and the U.S. Holder's basis in the Warrant Shares received would equal the sum of the U.S. Holder's basis in the warrants treated as exercised plus the fair market value of the warrants deemed surrendered.  In either case, it is unclear whether a U.S. Holder’s holding period for the Warrant Shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law.  Accordingly, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Disposition of Warrants

Subject to discussion below under “—Passive Foreign Investment Company Considerations,” a U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between the U.S. Holder’s tax basis in the warrant and the amount realized from the sale or other taxable disposition.  Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the U.S. Holder’s holding period in the warrant is more than one year at the time of the taxable disposition.  Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of taxation.  The deductibility of capital losses is subject to limitations under the Code.  Any gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit purposes.

Expiration of Warrants without Exercise

Upon the lapse or expiration of a warrant, a U.S. Holder generally will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant.  Any such loss generally will be a capital loss and will be long-term capital loss if the U.S. Holder’s holding period in the warrant is more than one year at the time of the lapse or expiration. The deductibility of capital losses is subject to limitations under the Code.  Any such loss will generally be allocated against U.S.-source income for U.S.-foreign tax credit purposes.

Certain Adjustments to the Warrants

The exercise terms of the warrants may be adjusted in certain circumstances.  See “—Adjustment Provisions of the Warrants.”  An adjustment to the number of Warrant Shares that will be issued on the exercise of the warrants or an adjustment to the exercise price of the warrants may be treated as a taxable deemed distribution to a U.S. Holder of the warrants even if such holder does not receive any cash or other property in connection with the adjustment.  If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in a taxable deemed distribution to a U.S. Holder. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

Any taxable deemed distribution will be generally taxed in the same manner as an actual distribution received by a U.S. Holder as discussed below under “—Distributions on Ordinary Shares and Warrant Shares.”

Information reporting and backup withholding may be required regarding the amount of any deemed distributions.  See “Backup Withholding Tax and Information Reporting Requirements.”  Because a deemed distribution would not result in the payment of any cash to a U.S. Holder from which any applicable backup withholding could be satisfied, if backup withholding is paid on the U.S. Holder’s behalf (because the U.S. Holder failed to establish an exemption from backup withholding), an applicable withholding agent may withhold such amounts from the Warrant Shares or current or subsequent payments of cash payable to such U.S. Holder.

For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions.  Recently proposed Treasury regulations, on which we may rely prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined. U.S. Holders are urged to consult their own tax advisor with respect to the tax consequences of any adjustment (or the absence of any adjustment) to the warrants and any resulting deemed distribution.

Distributions on Ordinary Shares and Warrant Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” the gross amount of any distribution made to a U.S. Holder with respect to ordinary shares or Warrant Shares, as the case may be, before reduction for any Israeli taxes withheld therefrom, other than certain distributions, if any, of ordinary shares distributed pro rata to all our shareholders, generally will be includible in a U.S. Holder’s income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that the entire amount of any distribution (including any amount of tax withheld) will generally be treated as dividend income.

Subject to certain holding period requirements and other conditions, (and assuming that we are not a passive foreign investment company for our taxable year in which the dividend is paid or the preceding taxable year), dividends paid to certain non-corporate U.S. Holders may qualify for the preferential rates of taxation with respect to dividends on ordinary shares or Warrant Shares, as the case may be, if the Company is eligible for the benefits of the United States-Israel Tax Treaty or ordinary shares or Warrant Shares, as the case may be, are readily tradable on an established market in the United States. However, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders.

Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from a U.S. Holder’s taxable income or credited against such holder’s U.S. federal income tax liability.  Dividends paid to a U.S. Holder with respect to ordinary shares or Warrant Shares, as the case may be, will generally be treated as foreign source income, which may be relevant in calculating such holder’s foreign tax credit limitation.  However, for periods in which we are a “United Stated-owned foreign corporation,” a portion of dividends paid by us may be treated as U.S. source solely for purposes of the foreign tax credit. We would be treated as a United States-owned foreign corporation if 50% or more of the total value or total voting power of our stock is owned, directly, indirectly or by attribution, by United States persons.  To the extent any portion of our dividends is treated as U.S. source income pursuant to this rule, the ability of a U.S. Holder to claim a foreign tax credit for any Israeli withholding taxes payable in respect of our dividends may be limited.  A U.S. Holder entitled to benefits under the United States-Israel Tax Treaty may, however, elect to treat any dividends as foreign source income for foreign tax credit purposes if the dividend income is separated from other income items for purposes of calculating the U.S. Holder’s foreign tax credit. U.S. Holders should consult their own tax advisors about the impact of, and any exception available to, the special sourcing rule described in this paragraph, and the desirability of making, and the method of making, such an election.

The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if a U.S. Holder does not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisors to determine whether and to what extent such holder will be entitled to this credit.

Sale or Other Taxable Disposition of Ordinary Shares and Warrant Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” a U.S. Holder generally will recognize gain or loss on the sale, exchange or other taxable disposition of ordinary shares or Warrant Shares, as the case may be, equal to the difference between the amount realized on such sale, exchange or other taxable disposition and such holder’s adjusted tax basis in such shares (determined in a manner consistent with the rules discussed above).  Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the U.S. Holder’s holding period in the ordinary shares or Warrant Shares, as the case may be, is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations under the Code. Any gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

If we were to be classified as a PFIC in any taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

•	at least 75% of its gross income is “passive income”; or

•	at least 50% of the average quarterly value of its total gross assets (which may be measured in part by the market value of the ordinary shares, which is subject to change as discussed below) is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is generally treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the Securities, we will generally continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our Securities regardless of whether we continue to meet the tests described above.

Based on our gross income and assets, the market price of our ordinary shares, the estimated proceeds from the offering, and the nature of our business, we do not believe that we were a PFIC for the taxable year ended December 31, 2015 or that we will be considered a PFIC for the taxable year ending December 31, 2016.  However, there can be no assurance that we will not be considered a PFIC for the taxable year ending December 31, 2016 or any taxable year.  PFIC status is determined as of the end of the taxable year and depends on a number of factors, including the value of a corporation’s assets and the amount and type of its gross income.  Furthermore, because the value of our gross assets is likely to be determined in large part by reference to our market capitalization, a decline in the value of our ordinary shares may result in our becoming a PFIC.  Even though we have determined that we were not a PFIC for the year ended December 31, 2015, there can be no assurance that the IRS will agree with our conclusion.

Under certain attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate share of our PFIC subsidiaries, such subsidiaries referred to as “lower-tier PFICs,” and will be subject to U.S. federal income tax in the manner discussed below on (1) a distribution to us on the shares of a “lower-tier PFIC” and (2) a disposition by us of shares of a “lower-tier PFIC,” both as if such holder directly held the shares of such “lower-tier PFIC.”

If we are a PFIC for any year during which a U.S. Holder holds ordinary shares or Warrant Shares, as the case may be, or disposes of its warrants, such holder will be subject to adverse U.S. federal income tax rules.  In general, if we are a PFIC and a U.S. Holder disposes of Securities (including, with respect to U.S. Holders of our ordinary shares or Warrant Shares, as the case may be, an indirect disposition or a constructive disposition of shares of a “lower-tier PFIC”), gain recognized or deemed recognized by such holder would be allocated ratably over such holder’s holding period for such Securities.  The amounts allocated to the taxable year of disposition and to years before we became a PFIC, if any, would be treated as ordinary income.  The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for such taxable year for individuals or corporations, as appropriate, and an additional tax equal to the interest charge generally applicable to underpayments of tax would be imposed on the tax attributable to such allocated amounts.  Further, if we are a PFIC, with respect to U.S. Holders of our ordinary shares or Warrant Shares, as the case may be, any distribution in respect of ordinary shares (or a distribution by a lower-tier PFIC to its shareholders that is deemed to be received by a U.S. Holder) in excess of 125% of the average of the annual distributions on such shares received or deemed to be received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation in the manner described above. In addition, dividend distributions made to a U.S. Holder will not qualify for the preferential rates of taxation applicable to long-term capital gains discussed above under “—Distributions on Ordinary Shares and Warrant Shares.”

Where a company that is a PFIC meets certain reporting requirements, a U.S. Holder can avoid certain adverse PFIC consequences described above by making a “qualified electing fund,” or QEF, election to be taxed currently on its proportionate share of the PFIC’s ordinary income and net capital gains.  However, we do not intend to comply with the necessary accounting and record keeping requirements that would allow a U.S. Holder to make a QEF election with respect to us.

If we are a PFIC and ordinary shares or Warrant Shares, as the case may be, are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election with respect to our ordinary shares or Warrant Shares (but not the shares of any lower-tier PFICs), which may help to mitigate the adverse tax consequences resulting from our PFIC status (but not that of any lower-tier PFICs). Ordinary shares or Warrant Shares, as the case may be, will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of such shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded). The NASDAQ Global Market is a qualified exchange for this purpose and, consequently, if the ordinary shares or Warrant Shares, as the case may be, are regularly traded, the mark-to-market election will be available to a U.S. Holder; however, there can be no assurance that trading volumes will be sufficient to permit a mark-to-market election.  In addition, because a mark-to-market election with respect to us does not apply to any equity interests in “lower-tier PFICs” that we own, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as equity interests in a PFIC for U.S. federal income tax purposes. A mark-to-market election may not currently be made with respect to the warrants.

If a U.S. Holder makes the mark-to-market election, for each year in which we are a PFIC, the holder will generally include as ordinary income the excess, if any, of the fair market value of the ordinary shares or Warrant Shares, as the case may be,  at the end of the taxable year over their adjusted tax basis, and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted tax basis of the ordinary shares or Warrant Shares, as the case may be,  over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election).  If a U.S. Holder makes the election, the holder’s tax basis in the ordinary shares or Warrant Shares, as the case may be, will be adjusted to reflect any such income or loss amounts.  Any gain recognized on a sale or other disposition of the ordinary shares or Warrant Shares, as the case may be, will be treated as ordinary income.  Any losses recognized on a sale or other disposition of the ordinary shares or Warrant Shares, as the case may be, will be treated as ordinary loss to the extent of any net mark-to-market gains for prior years.  U.S. Holders should consult their own tax advisors regarding the availability and consequences of making a mark-to-market election in their particular circumstances.  In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to the ordinary shares or Warrant Shares, as the case may be, if we have “lower-tier PFICs” for which such election is not available.  Once made, the mark-to-market election cannot be revoked without the consent of the IRS unless ordinary shares or Warrant Shares, as the case may be, cease to be “regularly traded.”

If a U.S. Holder owns Securities during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. Holder’s federal income tax return for that year.  A failure to file such form may result in penalties and may suspend the running of the statute of limitations on the tax return. If our company were a PFIC for a given taxable year, U.S. Holders should consult their tax advisors concerning their annual filing requirements.

U.S. Holders should consult their tax advisors regarding whether we are a PFIC and the potential application of the PFIC rules.

Backup Withholding Tax and Information Reporting Requirements

Information reporting and backup withholding may apply to payments of dividends on ordinary shares or Warrant Shares and to the proceeds of a sale of ordinary shares, warrants or Warrant Shares made within the United States, or by a United States payor or United States middleman, to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation).  A payor will be required to withhold backup withholding tax from any such payments made within the United States, or by a United States payor or United States middleman, to a U.S. Holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Foreign Asset Reporting

Certain U.S. Holders may be required to report to the IRS information with respect to their investment in the Securities not held through an account with a U.S. financial institution. U.S. Holders who fail to report required information could become subject to substantial penalties.  U.S. Holders are encouraged to consult with their own tax advisors regarding foreign financial asset reporting requirements with respect to their investment in the Securities.

U.S. Holders are encouraged to consult with their own tax advisors regarding other reporting obligations that may apply to the acquisition of the units and the acquisition, ownership and disposition of the Securities.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition of the units and the acquisition, ownership and disposition of the Securities. U.S. Holders should consult their tax advisors concerning the tax consequences of their particular situation.

Israeli Tax Considerations

The following is a discussion of the material Israeli tax consequences concerning the ownership and disposition of our securities, including the acquisition of the units and the acquisition, ownership and disposition of the underlying ordinary shares, the underlying warrants and the ordinary shares issuable pursuant to the exercise of the warrants, or the Warrant Shares. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

Ownership of the Units in General

Each unit will be treated for Israeli income tax purposes as an investment unit consisting of one ordinary share and 0.75 of a warrant to purchase one ordinary share. The purchase price for each unit will be allocated between these two components in proportion to their relative fair market values at the time of issuance of the underlying ordinary shares and the warrants. This allocation of the purchase price for each unit will establish the purchaser’s initial tax basis for Israeli income tax purposes in the components that comprise each unit. We do not intend to advise purchasers of the units with respect to this determination, and purchasers of the units are advised to consult their tax and financial advisors with respect to the relative fair market values of the ordinary shares and the warrants for Israeli income tax purposes.

The foregoing treatment of the ordinary shares and warrants and a purchaser’s purchase price allocation are not binding on the Israeli Tax Authority or the courts. It is possible that the Israeli Tax Authority may seek for Israeli income tax purposes to determine the fair market value of the underlying ordinary shares and warrants, at the time of issuance, according to the average closing price for our ordinary shares for the first three trading days following listing of such ordinary shares (with the fair market value of the warrants included in each unit being the remaining value), as is common practice in offerings on the Tel Aviv Stock Exchange. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the Israeli Tax Authority or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisors regarding the Israeli income tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for Israeli income tax purposes.

Sales or Other Taxable Dispositions of Ordinary Shares, Warrants and Warrant Shares by Non-Israeli Resident Purchasers

A non-Israeli resident who derives capital gains from the sale of securities in an Israeli resident company, such as disposition of our ordinary shares, warrants or Warrant Shares, that were purchased after the company was listed for trading on a stock exchange outside of Israel will be exempt from Israeli tax so long as the securities were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Such exemption is not applicable to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of said treaty), (ii) holds the shares as a capital asset, and (iii) is entitled to claim the benefits afforded to such person by the treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply if: (i) the capital gain arising from the disposition can be attributed to a permanent establishment in Israel; (ii) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition, subject to certain conditions; or (iii) such U.S. resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In such case, the sale, exchange or disposition of our ordinary shares, including Warrant Shares, should be subject to Israeli tax, to the extent applicable; however, under the United States-Israel Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The United States-Israel Tax Treaty does not relate to U.S. state or local taxes.

In some instances where our shareholders may be liable for Israeli tax on the sale of their securities, the payment of the consideration may be subject to the withholding of Israeli tax at source.

If the above exemptions from capital gains tax are not available, individuals will be subject to a 25% tax rate on capital gains derived from the sale of securities, as long as the individual is not a “substantial shareholder” of the corporation issuing the securities. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. A substantial shareholder will be subject to tax at a rate of 30% in respect of capital gains derived from the sale of securities issued by a corporation in which he or she is a substantial shareholder. The determination of whether the individual is a substantial shareholder will be made on the date on which the securities are sold. In addition, the individual will be deemed to be a substantial shareholder if at any time during the 12 months preceding the date of sale he or she was a substantial shareholder. If the above exemptions from capital gains tax are not available, corporations will be subject to the corporate tax rate (25% as of 2016) on capital gains derived from the sale of securities.

Exercise of Warrants

Purchasers will generally not recognize gain or loss for Israeli tax purposes on the exercise of a warrant and related receipt of a Warrant Share, unless cash is received in lieu of the issuance of a fractional Warrant Share. A purchaser’s initial tax basis in the Warrant Share received on the exercise of a warrant should be equal to the sum of (i) the purchaser’s tax basis in the warrant (that is, an amount equal to the portion of the purchase price of each unit allocated to the warrant as described above under “Ownership of the Units in General”) plus (ii) the exercise price paid by the purchaser on the exercise of the warrant. Also, for tax purposes, the date of purchase of said Warrant Shares will be considered as the date of purchase of the warrants (excluding the portion of tax basis in the Warrant Shares attributed to the exercise price of the warrant (as described above) for which the relevant date of purchase will be the date of exercise of the warrant).

The Israeli income tax treatment of a cashless exercise of warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph.

The exemptions from Israeli capital gains tax available to non-Israeli residents, as discussed above under “Sale or Other Taxable Disposition of Ordinary Shares, Warrants and Warrant Shares by Non-Israeli Resident Purchasers” would also apply to any income resulting from an exercise (cashless or otherwise) of the warrants.

Certain Adjustments to the Warrants

The exercise terms of the warrants may be adjusted in certain circumstances. See “Description of the Securities We Are Offering—Description of Our Warrants—Adjustment Provisions of the Warrants.” An adjustment to the number of Warrant Shares that will be issued on the exercise of the warrants or an adjustment to the exercise price of the warrants may be treated as a taxable event under Israeli tax law even if such holder does not receive any cash or other property in connection with the adjustment. Purchasers should consult their tax advisors regarding the proper treatment of any adjustments to the warrants.

The exemptions from Israeli capital gains tax available to non-Israeli residents, as discussed above under “Sale or Other Taxable Disposition of Ordinary Shares, Warrants and Warrant Shares by Non-Israeli Resident Purchasers” would also apply to any income resulting from an adjustment to the exercise terms of the warrants.

Other

As of January 1, 2013, investors that are individuals with taxable income exceeding NIS 800,000 (NIS 830,520 in 2016) in a tax year (linked to the consumer price index each year) will be subject to an additional tax, referred to as High Income Tax, at the rate of 2% on their taxable income for such tax year which is in excess of such threshold. For this purpose, taxable income will include taxable capital gains from the sale of our securities and taxable income from dividend distributions.

Taxation of Non-Israeli Investors on Receipt of Dividends

Non-Israeli residents are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a substantial shareholder at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Dividends paid on publicly-traded shares, like our ordinary shares, to non-Israeli residents are generally subject to Israeli withholding tax at a rate of 25%, unless a different rate is provided under an applicable tax treaty, provided that a certificate from the Israeli Tax Authority allowing for a reduced withholding tax rate is obtained in advance. Under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the United States-Israel Tax Treaty) is 25%. The United States-Israel Tax Treaty provides for reduced tax rates on dividends if (a) the shareholder is a U.S. corporation holding at least 10% of our issued voting power during the part of the tax year that precedes the date of payment of the dividend and held such minimal percentage during the whole of its prior tax year, and (b) not more than 25% of the Israeli company’s gross income consists of interest or dividends, other than dividends or interest received from subsidiary corporations or corporations, 50% or more of the outstanding voting shares of which is owned by the Israeli company. The reduced treaty rate, if applicable, is 15% in the case of dividends paid from income derived from certain tax incentive investment programs under Israel’s Law for the Encouragement of Capital Investments, referred to as a “Beneficiary Enterprise” or “Preferred Enterprise” (as those programs are discussed in Item 10. “Additional Information—E. Taxation” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2014) or 12.5% otherwise. We cannot assure you that in the event we declare a dividend we will designate the income out of which the dividend is paid in a manner that will reduce shareholders’ tax liability.

If the dividend is attributable partly to income derived from a Beneficiary Enterprise or Preferred Enterprise and partially to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. U.S. residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for United States federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Goldfarb Seligman & Co., Tel Aviv, Israel. Certain legal matters in connection with this offering relating to U.S. federal and New York State law will be passed upon for us by White & Case LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel with respect to Israeli law, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York with respect to U.S. law.

Experts

The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in its report thereon and appearing therein, and are included in reliance upon such report given on the authority of such firm as expert in accounting and auditing. The offices of Kost, Forer Gabbay & Kasierer are located at 3 Aminadav St., Tel Aviv, 6706703 Israel.

Enforceability of Civil Liabilities

We are incorporated under the laws of the State of Israel. It may be difficult to obtain service of process within the United States upon us, upon our directors and executive officers, some, but less than a majority, of whom reside outside of the United States, and upon those Israeli experts named in this prospectus supplement and the accompanying prospectus who reside outside of the United States. Furthermore, because a majority of our assets and some, but less than a majority of, our directors and executive officers are located outside of the United States, any judgment obtained in the United States against us, certain of our directors and executive officers or the Israeli experts named herein may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel, Goldfarb Seligman & Co., Tel Aviv, that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed our subsidiary, ReWalk Robotics Inc., as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a non-appealable foreign judgment in a civil matter, provided that, among other things:

•	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the foreign state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgment is not contrary to the public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;

•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the foreign court; and

•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Traditionally, in an action before an Israeli court to recover an amount in a non-Israeli currency, the Israeli court issues a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus a per annum statutory rate of interest set on a quarterly basis by Israeli regulations. Judgment creditors must bear the risk of unfavorable exchange rates. The trend in recent years has increasingly been for Israeli courts to enforce a foreign judgment in the foreign currency specified in the judgment, in which case there are also applicable rules regarding the payment of interest.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. However, as is permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus, which form part of our registration statement on Form S-3, omit certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us and the securities offered by this prospectus supplement and the accompanying prospectus, please refer to the registration statement.

We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file annual, quarterly and current reports, proxy statements and other information with the SEC. Prior to January 1, 2016, we were subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. As a foreign private issuer, we were exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements and we were not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we filed with the SEC an annual report on Form 20-F for the year ended December 31, 2014 containing financial statements audited by an independent registered public accounting firm, and we submitted to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of the fiscal year and other current reports on Form 6-K.

You may read and copy the registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits and schedules thereto, and any document we file or have filed with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We maintain a corporate website at www.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and the accompanying prospectus. We have included our website address in this prospectus supplement and the accompanying prospectus solely as an inactive textual reference.

Incorporation of Certain Documents by Reference

We file annual and periodic reports and other information with the SEC (File No. 001-33612). These filings contain important information which does not appear in this prospectus supplement or in the accompanying prospectus. The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement and the accompanying prospectus the documents listed below and all amendments or supplements we may file to such documents before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016 (including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2016, to the extent specifically incorporated by reference therein), as amended on Form 10-K/A filed with the SEC on May 5, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016 filed with the SEC on May 10, 2016 and August 4, 2016, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 13, 2016, May 10, 2016, May 27, 2016 and May 31, 2016, the information under Item 5.02 of our Current Report on Form 8-K filed with the SEC on April 5, 2016, and the information under Item 1.01 and in Exhibits 10.1 and 10.2 under Item 9.01 of our Current Reports on Form 8-K filed with the SEC on January 4, 2016 and May 17, 2016; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A (File No. 001-33612) filed with the SEC on September 2, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus supplement and the accompanying prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the termination of the offering under this prospectus supplement (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K). Notwithstanding the foregoing, no information is incorporated by reference in this prospectus supplement and the accompanying prospectus where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Certain statements in and portions of this prospectus supplement and the accompanying prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement and the accompanying prospectus may update and replace statements in and portions of this prospectus supplement and the accompanying prospectus or the above-listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to ReWalk Robotics Ltd., c/o ReWalk Robotics Inc., 200 Donald Lynch Blvd., Marlborough, MA 01752, Attn: Investor Relations, or ir@rewalk.com, telephone number 508-251-1154.

PROSPECTUS

$100,000,000 of Ordinary Shares, Warrants
and/or Debt Securities Offered by the Company
and
Up to 4,388,143 Ordinary Shares Offered by Selling Shareholders

ReWalk Robotics Ltd.

We may offer to the public from time to time in one or more series or issuances ordinary shares, warrants to purchase ordinary shares and/or debt securities consisting of debentures, notes or other evidences of indebtedness.

In addition, the selling shareholders may offer to sell up to 4,388,143 ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders. We refer to the ordinary shares, warrants and debt securities collectively as “securities” in this prospectus.

Each time we or a selling shareholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities and selling shareholders may, from time to time, offer to sell the ordinary shares through public or private transactions, directly or through underwriters, agents or dealers, on or off the NASDAQ Stock Market at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the NASDAQ Global Market under the symbol “RWLK.”

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K, as amended, incorporated by reference in this prospectus and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2016

i

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus and the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may also offer and sell our ordinary shares under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $100,000,000. The selling shareholders may sell up to 4,388,143 ordinary shares in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material U.S. federal income tax and Israeli tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

1

Prospectus Summary

Overview

We are an innovative medical device company that is designing, developing and commercializing exoskeletons that allow wheelchair-bound individuals with mobility impairments or other medical conditions the ability to stand and walk once again. We have developed and are continuing to commercialize ReWalk, an exoskeleton that uses our patented tilt-sensor technology, and an on-board computer and motion sensors to drive motorized legs that power movement.

Corporate Information

We are incorporated under the laws of the State of Israel. Our principal executive offices are located at 3 Hatnufa St., Floor 6, Yokneam Ilit 2069203, Israel, and our telephone number is +972 (4) 959-0123. Our website address is www.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. We have irrevocably appointed ReWalk Robotics Inc. as our agent to receive service of process in any action against us in any United States federal or state court. The address of ReWalk Robotics Inc. is 33 Locke Drive, Marlborough, MA 01752.

2

Risk Factors

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value our ordinary shares and our other securities may decline. You should carefully consider the risk factors provided below and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

The FDA has sent us letters suggesting a potential need for us to seek new pre-market clearance for our ReWalk Personal 6.0 and stating that it may take regulatory action for deficiencies in our mandatory post-market surveillance study on the device.

On September 30, 2015, we received a warning letter (the “September 2015 Letter”) from the Food and Drug Administration (the “FDA”) citing deficiencies in our protocol for a post-market surveillance study of our ReWalk Personal and our failure to initiate a post-market study by the September 28, 2015 deadline. Between June 2014 and our receipt of the September 2015 Letter, we submitted our post-market study protocol to the FDA, amended the protocol in response to the FDA’s subsequent request and proposed additional amendments to enhance the protocol after the FDA notified us that our subsequently-amended protocol was still deficient. While we responded to the FDA’s requests throughout this period, we did not submit all of our responses on a timely basis. The September 2015 Letter warned that the FDA could take regulatory action against us for violations of Section 522 of the Federal Food, Drug and Cosmetic Act (“Section 522”) based on the late post-market study and allegedly deficient protocol for that study. In February 2016, the FDA sent us an additional information request (the “February 2016 Letter”) requesting additional changes to our post-market surveillance study protocol and asking that we comply within 30 days. In the February 2016 Letter, the FDA also expressed its belief that we should submit a new pre-market notification for our ReWalk device stemming from the FDA’s review of what it considered to be changes to the device.

We held several discussions with the FDA, including an in-person meeting in March 2016, which based on our understanding of the conclusions reached by the FDA, resulted in the FDA narrowing its request for a new pre-market notification to an abbreviated, special application (the “special 510(k)”). This special 510(k) relates only to a computer included with the ReWalk device and is subject to an approximate 30-day review period, rather than the standard 90-day review period for pre-market applications. In late March 2016, the FDA confirmed that, based on these resolutions, we could continue to market our ReWalk device as long as we submit the special 510(k) and initiate the post-market study by June 1, 2016. Our special 510(k) submission was received by the FDA on April 11, 2016, at which time the FDA commenced its review of the special 510(k). Additionally, we have submitted a protocol for the post-market surveillance study that was approved by the FDA on May 5, 2016 and that we are required to commence within 30 days after that date. We expect to initiate our post-market surveillance study by the end of May 2016. The FDA also confirmed that, based on the public health significance of the ReWalk device, it did not view regulatory action against us for the late start in or deficient protocol for the post-market study as a priority for the agency, and that it expected to reassess the issues surrounding the pre-market notification and post-market study in June 2016. We have met all deadlines for submission of responses and have communicated regularly with the FDA after receiving each of the September 2015 Letter and the February 2016 Letter.

We expect we will be able to adhere fully to the FDA’s timeline and to respond promptly to the FDA’s requests based on significant additions in staffing aimed at addressing a need for greater internal clinical and regulatory resources. However, if we are unable to satisfy this timing or if the results of our post-market study are not as favorable as we expect, the FDA may issue additional warning letters to us, may impose limitations on the labelling of our device or may limit us to marketing a previous version of the ReWalk device in the United States. We derived 65% of our revenues in 2015 from sales of the ReWalk device in the United States and, if we are required to market a previous version of the ReWalk device in the United States, we expect that these sales would be adversely impacted, which could materially adversely affect our business and overall results of operations.

The market for medical exoskeletons is new and unproven, and important assumptions about the potential market for our products may be inaccurate.

The market for medical exoskeletons is new and unproven. Accordingly, it is difficult to predict the future size and rate of growth of the market. We cannot be certain whether the market will continue to develop or if medical exoskeletons will achieve and sustain a level of market acceptance and demand sufficient for us to continue to generate revenue and achieve profitability.

We obtained FDA clearance for our ReWalk Personal device in June 2014. This clearance permits us to market the device for use by individuals with spinal cord injury at levels T7 to L5 and for use by individuals in rehabilitation institutions with spinal cord injury at levels T4 to L5. The FDA’s clearance requires users of the device to meet the following criteria: healthy hands and shoulders that can support crutches, healthy bone density, no skeletal fractures, in good general health, ability to stand with a stander device, weight of less than 220 pounds/100 kilograms and height between 5 feet 3 inches and 6 feet 2 inches/1.60 meters and 1.88 meters. Additionally, the FDA clearance contraindicates psychiatric or cognitive conditions that could interfere with a user’s proper operation of the device and various other clinical conditions, including pregnancy, severe concurrent medical diseases, a history of severe neurological injuries other than spinal cord injury, impaired joint mobility, unhealed limbs or pelvic fractures or unstable spine, severe spasticity and significant and chronic loss of joint mobility due to structural changes in non-bony tissue. Future products for those with paraplegia, quadriplegia or other mobility impairments or spinal cord injuries may have the same or other restrictions.

Our business strategy is based, in part, on our estimates of the number of mobility impaired individuals and the incurrence of spinal cord injuries in our target markets and the percentage of those groups that would be able to use our current and future products. Limited sources exist to obtain reliable market data with respect to the number of mobility-impaired individuals and the incurrence of spinal cord injuries in our target markets. In addition, there are no third-party reports or studies regarding what percentage of those with limited mobility or spinal cord injuries would be able to use exoskeletons, in general, or our current or planned future products, in particular. Our assumptions may be inaccurate and may change.

The National Spinal Cord Injury Statistical Center estimates as of 2014 that there were 276,000 people in the United States living with spinal cord injury, or SCI. Based on information from a 2013 report by the National Spinal Cord Injury Statistical Center, 41.1% of the total U.S. population of SCI patients suffered injuries between levels T4 and L5. Three published ReWalk trials with respect to such eligible SCI patients had an aggregate screening acceptance rate of 79% considering all current FDA limitations, resulting in an estimated 33% of the total population of SCI patents being candidates for current ReWalk products. Based on the same three studies, we estimate that the percentage of candidates eligible for current and future ReWalk products could increase to approximately 80% of SCI patients as we plan to adapt our ReWalk products for use by individuals with other indications affecting the ability to walk, including quadriplegia. We cannot assure you that our estimate regarding our current products is accurate or that our estimate regarding future products will remain the same. FDA clearance for such products, if received at all, may contain different limitations from the ones the FDA has placed on the device we currently market for paraplegia patients. If our estimates of our current or future addressable market are incorrect, our business may not develop as we expect and our share price may suffer.

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Forward-Looking Statements

This prospectus and the documents incorporated in it by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “assumes,” “believes,” “could,” “continues,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions that convey uncertainty of future events or outcomes and the negatives of those terms.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements that may be expressed or implied by the forward-looking statements. All of the forward-looking statements included in this prospectus are based on information available to us as of the date of this prospectus and speak only as of the date hereof. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings before income taxes plus fixed charges. Fixed charges consist of interest expense (including financial expenses related to the issuance and revaluation of warrants to purchase convertible preferred shares and financial expenses related to convertible loans) and that portion of rental expense deemed representative of interest. Our earnings have been inadequate to cover fixed charges. The following table sets forth the dollar amount of the deficiency to cover fixed charges for each of the years ended December 31, 2012, 2013, 2014 and 2015. We have derived the deficiency of earnings to cover fixed charges from our historical financial statements. The following should be read in conjunction with our financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.

	As of December 31,
	2012	2013	2014	2015
Deficiency of earnings available to cover fixed charges(a)	$(6,637)	$(12,155)	$(21,623)	$(25,362)

(a)	See Exhibit 12.1 of the registration statement on Form S-3, of which this prospectus is a part.

As of the date of this prospectus, we have no preferred shares outstanding and have not declared or paid any dividends on preferred shares for the periods set forth above.

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Capitalization

The following table sets forth our total capitalization as of December 31, 2015 on an actual basis.

As of December 31, 2015
(in thousands)
Shareholders’ equity:
Share capital – ordinary shares of NIS 0.01 par value per share 250,000,000 shares authorized; 12,222,583 shares issued and outstanding	33
Additional paid-in capital	94,876
Accumulated deficit	(73,989)
Total shareholders’ equity	20,920
Total capitalization	$20,920

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Price Range of Ordinary Shares

Our ordinary shares began trading publicly on the NASDAQ Global Market on September 12, 2014. The following table sets forth, for the periods indicated, the high and low sales prices of our ordinary shares as reported by the NASDAQ Global Market.

Period	High	Low
Year ending December 31, 2016
First quarter (through February 26, 2016)	$15.81	$7.91
Year ended December 31, 2015
Fourth quarter	$17.40	$5.55
Third quarter	$11.90	$7.20
Second quarter	$14.65	$10.35
First quarter	$22.74	$12.03
Year ended December 31, 2014
Fourth quarter	$34.29	$18.01
Third quarter (beginning on September 12, 2014)	$43.71	$11.50

The closing sale price of our ordinary shares as reported by the NASDAQ Global Market on February 26, 2016 was $10.45 per ordinary share.

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Use of Proceeds

Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of securities we offer pursuant to this prospectus for general corporate purposes.

We will not receive any proceeds from the sales of shares by the selling shareholders.

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Selling Shareholders

This prospectus relates to the offering by selling shareholders of up to 4,388,143 ordinary shares.  The ordinary shares being sold by the selling shareholders were issued upon our initial public offering, or our IPO, following the conversion of preferred shares that were purchased by the selling shareholders prior to the consummation of our IPO in a number of transactions exempt from registration under the Securities Act. The transactions closed on March 20, 2006, November 4, 2009, March 9, 2010, June 27, 2011, January 31, 2012, May 10, 2012, August 20, 2012, September 30, 2013 and June 27, 2014. In addition, the selling shareholders acquired a portion of their ordinary shares pursuant to the conversion upon our IPO of preferred shares acquired on August 2, 2014 upon the exercise of warrants.

The selling shareholders are expected to consist of those shareholders who have the right to include their securities in a registration or offering effected by us under the terms of our Amended and Restated Shareholders’ Rights Agreement dated July 14, 2014.

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Description of Ordinary Shares

The following description of our ordinary shares is a summary and is qualified in its entirety by reference to our Second Amended and Restated Articles of Association, as amended by the First Amendment thereto, or our Articles of Association. Our Articles of Association are filed as Exhibit 3.1 to this prospectus and are incorporated by reference herein.

Share Capital

Our authorized share capital consists solely of 250,000,000 ordinary shares, par value NIS 0.01 per share, of which 12,371,415 shares were issued and outstanding as of May 2, 2016.

All of our issued and outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Voting Rights

Pursuant to our Articles of Association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. Shareholders may vote at a general meeting either in person, by proxy or by written ballot.

Quorum requirements

The quorum required for our general meetings of shareholders consists of at least two holders of our ordinary shares present in person or by proxy and holding among them at least 33 1/3% of the total outstanding voting rights.

Vote Requirements

Our Articles of Association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our Articles of Association. Under the Israeli Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires special approval. For more information, see our Registration Statement on Form 8-A as filed with the SEC on September 2, 2014 under the heading “Item 1. Description of Registrant's Securities to be Registered.” Under our Articles of Association, the alteration of the rights, privileges, preferences or obligations of any class of our shares requires the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. Our Articles of Association also require that the removal of any director from office (other than our external directors) or the amendment of the provisions of our amended articles relating to our staggered board requires the vote of 65% of the total voting power of our shareholders. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the Company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Transfer of Shares; Share Ownership Restrictions

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our Articles of Association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our Articles of Association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

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Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors.

Under our Articles of Association, our board of directors must consist of not less than five but no more than thirteen directors, including two external directors as required by the Israeli Companies Law. Pursuant to our Articles of Association, other than the external directors, for whom special election requirements apply under the Israeli Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our directors, other than the external directors, are divided into three classes that are each elected at a general meeting of our shareholders every three years, in a staggered fashion (such that one class is elected each year), and serve on our board of directors unless they are removed by a vote of 65% of the total voting power of our shareholders at a general or special meeting of our shareholders or upon the occurrence of certain events, in accordance with the Israeli Companies Law and our Articles of Association. In addition, our Articles of Association allow our board of directors to appoint new directors and appoint directors to fill vacancies on the board of directors to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Israeli Companies Law.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Articles of Association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, a company may make a distribution of dividends out of its profits on the condition that there is no reasonable concern that the distribution may prevent the company from meeting its existing and expected obligations when they fall due. The Israeli Companies Law defines such profit as retained earnings or profits accrued in the last two years, whichever is greater, according to the last reviewed or audited financial statements of the company, provided that the date of the financial statements is not more than six months before the distribution.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on payments of dividends or other distributions with respect to our ordinary shares or the proceeds from the sale of the shares, except for the obligation of Israeli residents to file reports with the Bank of Israel regarding certain transactions. However, legislation remains in effect pursuant to which currency controls can be imposed by administrative action at any time.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our Articles of Association as extraordinary general meetings. Our board of directors may call extraordinary general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene an extraordinary general meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) five percent or more of our outstanding issued shares and one percent of our outstanding voting power or (b) five percent or more of our outstanding voting power.

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Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters be passed at a general meeting of our shareholders:

•	amendments to our Articles of Association;

•	appointment or termination of our auditors;

•	appointment of external directors;

•	approval of certain related party transactions;

•	increases or reductions of our authorized share capital;

•	a merger; and

•	the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Israeli Companies Law and our Articles of Association require that notice of any annual general meeting or extraordinary general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law and under our Articles of Association, shareholders are not permitted to take action via written consent in lieu of a meeting.

Access to Corporate Records

Under the Israeli Companies Law, shareholders generally have the right to review: minutes of our general meetings; our shareholders register and principal shareholders register; our Articles of Association; our annual financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction with a related party that requires shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny a request to review a document if we believe it has not been made in good faith, that the document contains a trade secret or patent or that the document’s disclosure may otherwise impair our interests.

Acquisitions Under Israeli Law

Full Tender Offer. A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital (or of a class thereof) is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If as a result of a full tender offer the purchaser would own more than 95% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. The law provides for appraisal rights if any shareholder files a request in court within six months following the consummation of a full tender offer, but the purchaser is entitled to stipulate that tendering shareholders forfeit their appraisal rights. If as a result of a full tender offer the purchaser would own 95% or less of the issued and outstanding share capital of the company or of the applicable class, the purchaser may not acquire shares that will cause its shareholding to exceed 90% of the issued and outstanding share capital of the company or of the applicable class.

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Special Tender Offer. The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% of the voting rights in the company. Similarly, the Israeli Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger. The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

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In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Companies Registrar and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-takeover Measures Under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. Upon the closing of our initial public offering, our Articles of Association were amended to provide that no preferred shares are authorized. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our Articles of Association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law as described above in “—Voting Rights.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

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Description of Warrants

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued and exercised;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	any material Israeli and United States federal income tax consequences;
•	the antidilution provisions of the warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

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Description of Debt Securities

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between ReWalk Robotics Ltd. and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;
•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;
•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for ordinary shares;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of ReWalk Robotics Ltd.

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One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

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Plan of Distribution

The securities being offered by this prospectus may be sold:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	through broker-dealers (acting as agent or principal);
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement on Form S-3 of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NASDAQ Stock Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

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If a dealer is used in the sale of the securities, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

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In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we or the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or the selling shareholders will do so pursuant to the terms of a distribution agreement between us or the selling shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we or the selling shareholders will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or the selling shareholders may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then-prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we or the selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

 We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

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We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

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Legal Matters

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Goldfarb Seligman & Co., Tel Aviv, Israel. Certain legal matters with respect to New York law and the validity of the offered debt securities under New York law will be passed upon for us by White & Case LLP, New York, New York.

Experts

The consolidated financial statements of ReWalk Robotics Ltd. and subsidiaries incorporated by reference in this prospectus by reference to ReWalk Robotics Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global Limited, an independent registered public accounting firm, as set forth in their report therein, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form S-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file annual, quarterly and current reports, proxy statements and other information with the SEC. Prior to January 1, 2016, we were subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. As a foreign private issuer, we were exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements and we were not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we filed with the SEC an annual report on Form 20-F for the year ended December 31, 2014 containing financial statements audited by an independent registered public accounting firm, and we submitted to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of the fiscal year and other current reports on Form 6-K.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file or have filed with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We maintain a corporate website at www.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 29, 2016 (including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2016, to the extent specifically incorporated by reference therein), as amended by the Form 10-K/A filed with the SEC on May 5, 2016;
•	our current report on Form 8-K filed with the SEC on January 13, 2016, the information under Item 5.02 of our current report on Form 8-K filed with the SEC on April 5, 2016 and the information under Item 1.01 and in Exhibits 10.1 and 10.2 under Item 9.01 of our current report on Form 8-K filed with the SEC on January 4, 2016; and
•

the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-33612) filed with the SEC on September 2, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K). Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

Certain statements in and portions of this prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to ReWalk Robotics Ltd., 33 Locke Drive, Marlborough, MA 01752, Attn: Investor Relations, or ir@rewalk.com, telephone number 508-251-1154.

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Enforceability of Civil Liabilities

We are incorporated under the laws of the State of Israel. It may be difficult to obtain service of process within the United States upon us, upon our directors and officers, some, but less than a majority, of whom reside outside of the United States, and upon the Israeli experts named in this prospectus, who reside outside of the United States. Furthermore, because a majority of our assets and some, but less than a majority of, our directors and officers are located outside of the United States, any judgment obtained in the United States against us, certain of our directors and officers or the Israeli experts name herein may be difficult to collect within the United States.

We have been informed by our legal counsel in Israel, Goldfarb Seligman & Co., Tel Aviv, that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

We have irrevocably appointed our subsidiary, ReWalk Robotics, Inc., as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a non-appealable foreign judgment in a civil matter, provided that, among other things:

•	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the foreign state in which the judgment is given and the rules of private international law currently prevailing in Israel;
•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgment is not contrary to the public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;
•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter was not pending in any Israeli court at the time the lawsuit was instituted in the foreign court; and
•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

 If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. Traditionally, in an action before an Israeli court to recover an amount in a non-Israeli currency, the Israeli court issues a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus a per annum statutory rate of interest set on a quarterly basis by Israeli regulations. Judgment creditors must bear the risk of unfavorable exchange rates. The trend in recent years has increasingly been for Israeli courts to enforce a foreign judgment in the foreign currency specified in the judgment, in which case there are also applicable rules regarding the payment of interest.

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ReWalk Robotics Ltd.

  3,250,000 Units

Each Consisting of

One Ordinary Share and 0.75

   of a Warrant to Purchase One Ordinary Share

____________________________

PROSPECTUS SUPPLEMENT

____________________________

Oppenheimer & Co.

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October 27, 2016